Exhibit 4.1

AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AS ADMINISTRATIVE AGENT)

WEBSTER BUSINESS CREDIT CORPORATION
(AS DOCUMENTATION AGENT)

PNC CAPITAL MARKETS, INC., LLC
(AS LEAD ARRANGER)

 AND

THE OTHER LENDERS NAMED HEREIN

WITH

UNIFORCE SERVICES, INC.,
CLINICAL LABFORCE OF AMERICA, INC.,
COMFORCE INFORMATION TECHNOLOGIES, INC.,
COMFORCE TECHNICAL, LLC,
COMFORCE TECHNICAL SERVICES, INC.,
COMFORCE TELECOM, INC.,
CTS OF WASHINGTON, LLC,
PRO CLINICAL SUPPORT SERVICES, LLC,
PRO UNLIMITED GLOBAL, LTD (UK),
PRO UNLIMITED GLOBAL (HK) LIMITED,
PRO UNLIMITED GLOBAL JAPAN, LTD
a/k/a PRO UNLIMITED GLOBAL JAPAN, YK,
PRO UNLIMITED, INC.,
PRO UNLIMITED MPS, INC.,
TEMPORARY HELP INDUSTRY SERVICING COMPANY, INC.,
UNIFORCE STAFFING SERVICES, INC.,
SUMTEC CORPORATION,
THISCO OF CANADA, INC.,
CTS GLOBAL, INC.

(AS BORROWERS)

AND

COMFORCE OPERATING, INC.,

(AS BORROWING AGENT)

NOVEMBER 2, 2009

Table of Contents

Page

I. DEFINITIONS	2
1.1. Accounting Terms	2
1.2. General Terms	2
1.3. Uniform Commercial Code Terms	24
1.4. Certain Matters of Construction	24

II. ADVANCES, PAYMENTS	25
2.1. (a) Revolving Advances	25
(b) Discretionary Rights	26
2.2. Procedure for Revolving Advances Borrowing	26
2.3. Disbursement of Advance Proceeds	28
2.4. Swing Line Loans	28
2.5. Maximum Advances	29
2.6. Repayment of Advances	29
2.7. Repayment of Excess Advances	30
2.8. Statement of Account	30
2.9. Letters of Credit	30
2.10. Issuance of Letters of Credit	30
2.11. Requirements For Issuance of Letters of Credit	31
2.12. Disbursements, Reimbursement	32
2.13. Repayment of Participation Advances	34
2.14. Documentation	34
2.15. Determination to Honor Drawing Request	34
2.16. Nature of Participation and Reimbursement Obligations	34
2.17. Indemnity	36
2.18. Liability for Acts and Omissions	36
2.19. Additional Payments	37
2.20. Manner of Borrowing and Payment	38
2.21. Mandatory Prepayments	40
2.22. Use of Proceeds	41
2.23. Defaulting Lender	41

III. INTEREST AND FEES	42
3.1. Interest	42
3.2. Letter of Credit Fees	43
3.3. Facility Fee; Fee Letter	43
3.4. Computation of Interest and Fees	44
3.5. Maximum Charges	44
3.6. Increased Costs	44
3.7. Basis For Determining Interest Rate Inadequate or Unfair	45
3.8. Capital Adequacy	46
3.9. Gross Up for Taxes	46

i

3.10. Withholding Tax Exemption	47

IV. COLLATERAL: GENERAL TERMS	47
4.1. Security Interest in the Collateral	47
4.2. Perfection of Security Interest	48
4.3. Disposition of Collateral	48
4.4. Preservation of Collateral	49
4.5. Ownership and Location of Collateral	49
4.6. Defense of Administrative Agent’s and Lenders’ Interests	50
4.7. Books and Records	50
4.8. Financial Disclosure	51
4.9. Compliance with Laws	51
4.10. Inspection of Premises	51
4.11. Insurance	51
4.12. Failure to Pay Insurance	52
4.13. Payment of Taxes	53
4.14. Payment of Leasehold Obligations	53
4.15. Receivables	53
4.16. Inventory	56
4.17. Maintenance of Equipment	56
4.18. Exculpation of Liability	56
4.19. Environmental Matters	56
4.20. Financing Statements	59

V. REPRESENTATIONS AND WARRANTIES	59
5.1. Authority; Enforceable Obligations	59
5.2. Formation and Qualification	59
5.3. Survival of Representations and Warranties	60
5.4. Tax Returns	60
5.5. Financial Statements	60
5.6. Corporate Name	61
5.7. O.S.H.A. and Environmental Compliance	61
5.8. Solvency; No Litigation, Violation, Indebtedness or Default	61
5.9. Patents, Trademarks, Copyrights and Licenses	63
5.10. Licenses and Permits	63
5.11. Default of Indebtedness	63
5.12. No Default	63
5.13. No Burdensome Restrictions	63
5.14. No Labor Disputes	64
5.15. Margin Regulations	64
5.16. Investment Company Act	64
5.17. Disclosure	64
5.18. Delivery of Subordinated Note Documentation	64
5.19. Swaps	64
5.20. Conflicting Agreements	64
5.21. Application of Certain Laws and Regulations	64
5.22. Business and Property of Borrower	65
5.23. Section 20 Subsidiaries	65

5.24. Anti-Terrorism Laws	65
5.25. Receivables	66
5.26. Trading with the Enemy	66
5.27. Bank Accounts	66

VI. AFFIRMATIVE COVENANTS.	66
6.1. Payment of Fees	66
6.2. Conduct of Business and Maintenance of Existence and Assets	66
6.3. Violations	67
6.4. Government Receivables	67
6.5. Net Worth	67
6.7. Execution of Supplemental Instruments	67
6.8. Payment of Indebtedness	67
6.9. Standards of Financial Statements	67
6.10. Bank Accounts	68
6.11. Account Agreements	68

VII. NEGATIVE COVENANTS	68
7.1. Merger, Consolidation, Acquisition and Sale of Assets	68
7.2. Creation of Liens	70
7.3. Guarantees	70
7.4. Investments	71
7.5. Loans	71
7.6. Capital Expenditures	71
7.7. Dividends and Distributions	72
7.8. Indebtedness	72
7.9. Nature of Business	72
7.10. Transactions with Affiliates	72
7.11. Leases	72
7.12. Subsidiaries	72
7.13. Fiscal Year and Accounting Changes	73
7.14. Pledge of Credit	73
7.15. Amendment of Articles of Incorporation, By-Laws	73
7.16. Compliance with ERISA	73
7.17. Prepayment of Indebtedness	74
7.18. Anti-Terrorism Laws	74
7.19. Membership/Partnership Interests	74
7.20. Trading with the Enemy Act	74
7.21. Derivative Transactions	74
7.22. Subordinated Notes	74
7.23. Other Agreements	75
7.24. Financing Statements; Amendments; Termination Statements	75

VIII. CONDITIONS PRECEDENT	75
8.1. Conditions to Initial Advances	75
8.2. Conditions to Each Advance	78
8.3. Conditions to Agreement	79

IX. INFORMATION AS TO BORROWERS	81
9.1. Disclosure of Material Matters	81
9.2. Schedules	81
9.3. Environmental Reports	81
9.4. Litigation	81
9.5. Material Occurrences	82
9.6. Government Receivables	82
9.7. Annual Financial Statements	82
9.8. Quarterly Financial Statements	83
9.9. Monthly Financial Statements	83
9.10. Other Reports	83
9.11. Additional Information	83
9.12. Projected Operating Budget	84
9.13. Variances From Operating Budget	84
9.14. Notice of Suits, Adverse Events	84
9.15. ERISA Notices and Requests	84
9.16. Additional Documents	85
9.17. Rollforward Reports and Listings and Agings	85

X. EVENTS OF DEFAULT	85

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT	88
11.1. Rights and Remedies	88
11.2. Administrative Agent’s Discretion	90
11.3. Setoff	90
11.4. Rights and Remedies not Exclusive	90
11.5. Allocation of Payments After Event of Default	90

XII. WAIVERS AND JUDICIAL PROCEEDINGS	91
12.1. Waiver of Notice	91
12.2. Delay	92
12.3. Jury Waiver	92

XIII. EFFECTIVE DATE AND TERMINATION	92
13.1. Term	92
13.2. Termination	92

XIV. REGARDING ADMINISTRATIVE AGENT	93
14.1. Appointment	93
14.2. Nature of Duties	93
14.3. Lack of Reliance on Administrative Agent and Resignation	94
14.4. Certain Rights of Administrative Agent	94
14.5. Reliance	94
14.6. Notice of Default	95
14.7. Indemnification	95
14.8. Administrative Agent in its Individual Capacity	95
14.9. Delivery of Documents	95
14.10. Borrowers’ Undertaking to Administrative Agent	95
14.11. No Reliance on Administrative Agent’s Customer Identification Program	96

XV. BORROWING AGENCY	96
15.1. Borrowing Agency Provisions	96
15.2. Waiver of Subrogation	97
15.3. Certain Limitations	97

XVI. MISCELLANEOUS	97
16.1. Governing Law	97
16.2. Entire Understanding	98
16.3. Successors and Assigns; Participations; New Lenders	100
16.4. Application of Payments	102
16.5. Indemnity	103
16.6. Notice	103
16.7. Survival	105
16.8. Severability	105
16.9. Expenses	105
16.10. Injunctive Relief	106
16.11. Consequential Damages	106
16.12. Captions	106
16.13. Counterparts; Facsimile Signatures	106
16.14. Construction	106
16.15. Confidentiality; Sharing Information	106
16.16. Publicity	107
16.17. Certifications From Banks and Participants; USA PATRIOT Act	107

v

AMENDED AND RESTATED
REVOLVING CREDIT
AND
SECURITY AGREEMENT

This Amended and Restated Revolving Credit and Security Agreement is dated as of November 2, 2009, this (“Agreement”) among COMFORCE Operating, Inc., a corporation organized under the laws of the State of Delaware (“COI” or “Borrowing Agent”), Uniforce Services, Inc., a corporation organized under the laws of the State of New York (“USI”), Clinical Labforce of America, Inc., a corporation organized under the laws of the State of New York (“CLOA”), COMFORCE Information Technologies, Inc., a corporation organized under the laws of the State of New York (“CIT”), COMFORCE Technical, LLC a limited liability company organized under the laws of the State of New York (“CTLLC”), COMFORCE Technical Services, Inc., a corporation organized under the laws of the State of Delaware (“CTS”), COMFORCE Telecom, Inc., a corporation organized under the laws of the State of Delaware (“CTI”), CTS of Washington, LLC, a limited liability company formed under the laws of the State of New York (“CTSLLC”), PrO Clinical Support Services, LLC, a limited liability company organized under the laws of the State of New York (“PCSS”), PrO Unlimited, Inc., a corporation organized under the laws of the State of New York (“PUI”), PrO Unlimited MPS, Inc., a corporation organized under the laws of the State of New York (“PUMPS”), Temporary Help Industry Servicing Company, Inc., a corporation organized under the laws of the State of New York (“THISCI”), Uniforce Staffing Services, Inc., a corporation organized under the laws of the State of New York (“USSI”), Sumtec Corporation, a corporation organized under the laws of the State of Delaware (“Sumtec”), Thisco of Canada, Inc., a corporation organized under the laws of the State of New York (“Thisco”), PrO Unlimited Global Ltd., a company incorporated under English law (“PUGL”), PrO Unlimited Global (HK) Limited, a company limited by shares organized under the laws of Hong Kong (“PHK”), PrO Unlimited Global Japan, Ltd. a/k/a PrO Unlimited Global Japan, YK, a company organized under the laws of Japan (“PUGJ”), and CTS Global, Inc., a corporation organized under the laws of the State of New York (“CTSG”) (USI, CLOA, CIT, CTLLC, PCSS, PUI, PUMPS, THISCI, USSI, Sumtec, Thisco, PUGL, PHK, PUGJ and CTSG, each a “Borrower” and collectively “Borrowers”), COMFORCE Corporation, a corporation organized under the laws of the State of Delaware, as guarantor, PNC Bank, National Association (“PNC”), as Administrative Agent for the Lenders (PNC, in such capacity, “Administrative Agent”) and as Lender, Webster Business Credit Corporation (“Webster”), as Documentation Agent for the Lenders (Webster, in such capacity  “Documentation Agent”) and as Lender, RBS Business Capital, a division of RBS Asset Finance, Inc., as Lender, and the other financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually, a “Lender”).

RECITALS

WHEREAS, the Borrowers, the Administrative Agent, the Lenders and the other parties named therein entered into that certain Revolving Credit and Security Agreement dated as of June 25, 2003 (as amended prior to the date hereof the “Existing Agreement”), pursuant to which the Lenders agreed to make certain revolving credit loans, letters of credit, and other financial accommodations to the Borrowers in an amount not exceeding $110,000,000; and

WHEREAS, the Borrowers have requested that the Existing Agreement be amended and restated in its entirety to become effective and binding on COI and the Borrowers pursuant to the terms hereof, and the Lenders and the Administrative Agent have agreed, subject to the terms of this Agreement, to amend and restate the Existing Agreement in its entirety to read as set forth herein.

AGREEMENTS

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Administrative Agent hereby agree as follows:

I.           DEFINITIONS.

1.1.           Accounting Terms.  As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 29, 2002.

1.2.           General Terms.  For purposes of this Agreement the following terms shall have the following meanings:

“Account Agreements” means all agreements pursuant to which Purchased Accounts are purchased or Service Fee Accounts are generated.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Account Seller” means, in the case of any Purchased Account, the Person from whom such Purchased Account was purchased and, in the case of any Service Fee Account, means the independent supplemental staffing firm or licensee which provided the services creating such Service Fee Account.

“Administrative Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Advances” shall mean and include the Revolving Advances, Swing Line Loans and Letters of Credit.

“Advance Rate” shall have the meaning set forth in Section 2.1(a) hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Stock having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Stock, contract or otherwise.

“Agreement” shall mean this Amended and Restated Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time..

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Base Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1% and (iii) the Daily LIBOR Rate plus 1%.  For purposes of this definition, “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.  For the purposes of this definition, “Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by Administrative Agent).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Authority” shall have the meaning set forth in Section 4.19(d).

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h).

“Blocked Person” shall have the meaning set forth in Section 5.24(b) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons and shall extend to any Subsidiary that becomes a Borrower pursuant to Section 7.12(a)(ii) hereof.

“Borrowers’ Account” shall have the meaning set forth in Section 2.8.

“Borrowing Agent” shall have the meaning set forth in the preamble.

“Borrowing Base Certificate” shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit 1.2(a) hereto.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey, and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Obligation” shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change of Control” shall mean the occurrence of any of the following events: (a) any sale, lease, exchange or other transfer (collectively, a “Transfer”) (whether in one or more transactions) of all or substantially all of the assets of Holdings and its Subsidiaries; or (b) a majority of the Board of Directors of Holdings or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of Holdings; or (c) the acquisition by any Person or Group (other than the Management Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 35% of the ordinary voting power for the election of directors of Holdings or of any direct or indirect holding company thereof; provided that no Change of Control shall be deemed to occur pursuant to this clause (c), so long as the Management Group owns an amount of securities representing a greater portion of such ordinary voting power than such Person or Group; or (d) the acquisition by any Person or Group (including, but not limited to, the Management Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 49.9% of the ordinary voting power for the election of directors of Holdings or any direct or indirect holding company thereof; or (e) Holdings ceases to own and control all of the ordinary voting power for the election of directors of COI; or (f) COI ceases to own and control, directly or indirectly, all of the ordinary voting power for the election of directors of each Borrower.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“Closing Date” shall mean November 2, 2009, or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include:

(a)           all Receivables;

(b)           all Equipment;

(c)           all General Intangibles;

(d)           all Inventory;

(e)           all Investment Property;

(f)           all Real Property;

(g)           all Subsidiary Stock and all Intercompany Notes;

(h)           the Leasehold Interests;

(i)           all of each Borrower’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer or Account Seller relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, letter of credit rights, and money, securities and investment property; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a Lien as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a Lien or may in the future grant a Lien to Administrative Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Administrative Agent and any Borrower;

(j)           all of each Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this paragraph;

(k)           all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds; and

(l)           notwithstanding anything herein to the contrary, Collateral shall not include any Stock of COI.

“Commitment Percentage” of any Lender shall mean the percentage set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Administrative Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Consent Solicitation Statement” shall mean the Consent Solicitation Statement of Comforce Operating, Inc., dated June 19, 2006.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third Persons, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other

Documents, or the Subordinated Note Documentation, including, without limitation, any Consents required under all applicable federal, state or other Applicable Law.

“Continuing Director” of any Person shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date hereof or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Corporate Overhead” means payments made in cash by Holdings or COI in the Ordinary Course of Business in connection with the supervision and management of the businesses and operations of Borrowers including, without limitation, in respect of maintaining Holdings’ status as a public company listed on the American Stock Exchange and in respect of compensation for executive officers and other employees of Holdings and/or COI who participate in such supervision and management, and financial, accounting, legal, computer service, insurance and other similar payments made in cash relating thereto, in all such cases being reasonable in amount.

“CTS Subsidiary” shall have the meaning set forth in Section 7.12(a)

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services, and shall include, without limitation, all Account Sellers.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall have the meaning set forth in Section 2.16(a) hereof.

“Depository Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(b) hereof.

“Documents” shall have the meaning set forth in Section 8.1(c) hereof.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.12(b) hereof.

“Earnings Before Interest and Taxes” shall mean for any period the sum of (i) net income (or loss) of Holdings on a consolidated basis for such period (excluding extraordinary gains), plus (ii) all interest expense of Holdings on a consolidated basis for such period, plus (iii) all charges against income of Holdings on a consolidated basis for such period for federal, state and local taxes.

“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

“Eligible Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and which Administrative Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Administrative Agent may from time to time deem appropriate.  A Receivable shall not be deemed eligible unless such Receivable is subject to Administrative Agent’s first priority perfected security interest and no other Lien (other than those in favor of Administrative Agent, on behalf of Lenders), and, except for up to a maximum amount of Unbilled Eligible Receivables for all Borrowers equal to eight percent (8.0%) of all other Eligible Receivables, is evidenced by an invoice or other documentary evidence satisfactory to Administrative Agent.  In addition, no Receivable shall be an Eligible Receivable if:

(a)           it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)           (i) it is due or unpaid more than (x) ninety (90) days after the original invoice date or (y) only in the case of Customers set forth on Schedule 1.2(E) hereto, one hundred twenty (120) days after the original invoice date, or (ii) fifty percent (50%) or more of the Receivables from such Customer owing to any Borrower or in the aggregate to all Borrowers have at any time remained unpaid after the original due date;

(c)           twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

(d)           any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)           the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)           the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its sole discretion; provided that if such sale is to a Customer in any province in Canada other than Newfoundland, Northwest Territories or Territory of Nunavit, such sale shall not be deemed ineligible by noncompliance with this clause (f), if such sale, together with all other sales to Customers in Canada, are not in excess of $7,500,000 in the aggregate;

(g)           with respect to the sale of any goods, Equipment or Inventory, the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)           Administrative Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)           the Customer is the United States of America, or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Receivables to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances; provided that to the extent such Receivables, together with all other Receivables described in this paragraph (i) above are not in excess of $15,000,000 in the aggregate, such Receivables shall not be deemed ineligible by noncompliance with this clause (i); provided further that the aggregate amount of all Eligible Receivables described in this clause (i) and in clause (j) below with respect to which the applicable statutes or ordinances have not been complied with shall at no time be in excess of $17,500,000;

(j)           the Customer is any state or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Receivable to Administrative Agent pursuant to the applicable state statutes or ordinances, if any; provided that to the extent such Receivables, together with all other Receivables described in this paragraph (j) above are not in excess of $10,000,000 in the aggregate, such Receivables shall not be deemed ineligible by noncompliance with this clause (j); provided further that the aggregate amount of all Eligible Receivables described in this clause (j) and in clause (i) above with respect to which the applicable statutes or ordinances have not been complied with shall at no time be in excess of $17,500,000;

(k)           the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(l)           the Receivables of the Customer exceed a credit limit determined by Administrative Agent, in its Reasonable Discretion, to the extent such Receivable exceeds such limit;

(m)           the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

(n)           the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(o)           any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(p)           any Receivable with respect to which the customer is located in New Jersey or Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower holding such Receivable has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

(q)           Purchased Accounts and Service Fee Accounts in which a first priority perfected security interest has not been obtained (and continuously maintained) by any Borrower to evidence and perfect its ownership of such Accounts;

(r)           Purchased Accounts and Service Fee Accounts with respect to which any portion thereof has been charged back to the applicable Account Seller or which has become a delinquent or defaulted receivable or as to which any Borrower is entitled to a deduction as to any amount owing to an Account Seller under an Account Agreement;

(s)           Purchased Accounts and Service Fee Accounts with respect to which Administrative Agent has not received copies of lien search results indicating the applicable Borrower as having a first priority perfected ownership interest in each such Account, subject to no Liens except those in favor of Administrative Agent, on behalf of Lenders;

(t)           Purchased Accounts and Service Fee Accounts (other than arising from Licensing Agreements) which exceed, in the aggregate, 55% of otherwise Eligible Receivables;

(u)           Unbilled Eligible Receivables to the extent the aggregate amount thereof for all Borrowers exceeds eight percent (8.0%) of all other Eligible Receivables;

(v)           Purchased Accounts and Service Fee Accounts that constitute Unauthorized Purchased Accounts or Unauthorized Service Fee Accounts;

(w)           such Receivable is not payable to a Borrower;

(x)           such Receivable is not otherwise satisfactory to Administrative Agent as determined in good faith by Administrative Agent in the exercise of its discretion in a reasonable manner; or

(y)           such Receivable was acquired as part of, or in connection with, any Permitted Acquisition; provided that no Receivable shall be considered ineligible solely by virtue of this clause (y) following the completion by Administrative Agent, to its satisfaction, of an audit of the business and/or Person acquired in such Permitted Acquisition, including, without limitation, an audit of the books and records of such business and/or Person and the contracts to which such Receivable relates.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternative Source”), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)) for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. In no event shall the Eurodollar Rate be less than 1.50%

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Agreement” shall have the meaning set forth in the Recitals hereto.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

“Fee Letter” shall mean the fee letter dated August 27, 2009, among Borrowers and PNC.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus unfinanced Capital Expenditures made during such period, minus taxes paid during such period, plus tax refunds actually received during such period to (b) all Senior Debt Payments plus all Subordinated Debt Payments made during such period.

“Foreign Accounts” shall have the meaning set forth in Section 4.15(h).

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

“Formula Amount” shall have the meaning set forth in Section 2.1(a).

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate, or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Acts” shall have the meaning set forth in Section 2.17.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Group” shall mean any “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended to date.

“Guarantor” shall mean Holdings and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any Security Agreement executed by any Guarantor in favor of Administrative Agent securing the Guaranty of such Guarantor.

“Guaranty” shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Administrative Agent for its benefit and for the ratable benefit of Lenders.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall have the meaning provided in the definition of “Lender-Provided Interest Rate Hedge”.

“Holdings” shall mean COMFORCE Corporation, a Delaware corporation.

“Holdings on a consolidated basis” shall mean all of the Borrowers and Holdings, collectively.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, all contingent earn-out or similar payments, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Intercompany Note” shall have the meaning set forth in Section 7.5 hereof.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Property” shall mean and include as to each Borrower, all of such Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts (excluding Subsidiary Stock).

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

“Leasehold Interests” shall mean all of each Borrower’s right, title and interest in and to the premises listed as leased premises on Schedule 4.19 hereto and any and all other real property now or hereafter leased by any Borrower.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which the Administrative Agent confirms meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes.  The liabilities of any Borrower to the provider of any Lender-Provided Interest Rate Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under the Guarantor Security Agreement and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.

“Letter of Credit Application” shall have the meaning set forth in Section 2.10(a).

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.12(d).

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2.

“Letters of Credit” shall have the meaning set forth in Section 2.9.

“Licensing Agreement” shall mean a licensing agreement between Uniforce Staffing Services, Inc., as licensor and a licensee and providing for the sharing of gross profit derived from the provision of staffing services.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Management Group” shall mean John Fanning and Harry Maccarrone.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of the applicable Person or Persons, (b) any Borrower’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Administrative Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Administrative Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Maximum Lawful Rate” shall have the meaning set forth in Section 3.5 hereof.

“Maximum Revolving Advance Amount” shall mean $95,000,000.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d).

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Worth” at a particular date, shall mean the sum of (a) all amounts which would be included under stockholders’ equity on a balance sheet of Holdings on a consolidated basis determined in accordance with GAAP as at such date, and (b) the aggregate amount of all write-downs of goodwill required in accordance with GAAP and made after June 25, 2003, on a balance sheet of Holdings on a consolidated basis at such date.

“Note” shall mean the Revolving Credit Notes and the Swing Line Notes, each as amended, extended, restated, supplemented or otherwise modified from time to time.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by each Borrower to Lenders or Administrative Agent or to any other direct or indirect subsidiary or affiliate of Administrative Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Administrative Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower’s Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Administrative Agent or Lenders and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Administrative Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Administrative Agent or Lenders to perform acts or refrain from taking any action.

“Ordinary Course of Business” shall mean with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date.

“Original Closing Date” shall mean June 25, 2003.

“Other Documents” shall mean the Notes, Questionnaire, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Lender-Provided Interest Rate Hedge and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Administrative Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the Stock having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.12(d).

“Participation Commitment” shall mean each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Payee” shall have the meaning set forth in Section 3.9.

“Payment Office” shall mean Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Administrative Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“Payroll Tax Reserve” shall mean a minimum of $3,000,000, or such other greater amount as Administrative Agent shall deem proper or necessary from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

“Permitted Acquisition” shall mean an acquisition by any Borrower or any of its Subsidiaries of assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of any Borrower or 100% of the Stock of any such Person; provided that such acquisition shall only be a Permitted Acquisition so long as (a) those acquisitions that are structured as asset acquisitions shall be consummated by such Borrower or through a new United States Subsidiary formed by the Borrower, which shall be a wholly-owned subsidiary of such Borrower, to effect such acquisition, (b) those acquisitions that are structured as Stock acquisitions shall be effected through a purchase of 100% of the Stock of such Person by such Borrower or through a merger between such Person and a newly formed direct wholly-owned Subsidiary of such Borrower, as the case may be, so that after giving effect to such merger 100% of the Stock of the surviving corporation of such merger is owned by such Borrower, (c) those acquisitions shall be (i) Stock of a United States company, (ii) United States assets of a United States company, or (iii) United States assets of a United States division of a foreign company; provided, further, that (a) Administrative Agent reserves the right to perform all due diligence that Administrative Agent reasonably deems necessary on such acquired business, Person, business unit, division or product line (including, without limitation, with respect to the calculation of the Formula Amount) and Borrowers shall cooperate with Administrative Agent in connection therewith, (b) any such Permitted Acquisition shall be on terms and conditions acceptable to Administrative Agent, and (c) an acquisition shall be a Permitted Acquisition only if all conditions and requirements of Section 7.1(c) with respect to such Permitted Acquisition are satisfied with respect thereto.

“Permitted Encumbrances” shall mean (a) Liens in favor of Administrative Agent for the benefit of Administrative Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Administrative Agent or the value of the assets in which Administrative Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations which are not past due under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature which are not past due and are arising in the Ordinary Course of Business; (e) judgment Liens (other than those constituting an Event of Default under Section 10.6 hereof) that have been stayed or bonded and mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of any Borrower’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower and for which appropriate reserves are maintained on the Borrowers financial statements, books and records; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y)

the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (g) Liens existing on the Closing Date and disclosed on Schedule 1.2(P).

“Permitted Operating Account” shall mean any payroll and/or operating account other than a Blocked Account, maintained by a Borrower at any bank or other financial institution, into which any proceeds of Collateral are deposited; provided, however, notwithstanding the foregoing  no account shall be a Permitted Operating Account (i) if the aggregate amount of all Borrowers’ deposits with the bank or financial institution at which such account is maintained is in excess of $3,000,000, (ii) payments of Receivables or any other proceeds of Collateral are initially deposited directly into such account without first being deposited into a Blocked Account, or (iii)  all Borrowers’ deposits in all accounts other than Blocked Accounts are in excess of $4,000,000 in the aggregate.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Pledge Agreement” shall mean, individually or collectively, (a) the Pledge Agreements executed by COI and Holdings in favor of Administrative Agent securing 100% of all the Stock of COI and all of its direct and indirect subsidiaries, (b) the Amended and Restated Pledge Agreement dated as of January 4, 2005 executed by PUI in favor of Administrative Agent securing 100% of all of the Stock of PUMPS and PCSS, (c) the Equitable Share Charge dated October 3, 2005 executed by PUI in favor of Administrative Agent securing 100% of all of the Stock of PUGL, (d) the Share Mortgage dated October 25, 2005 executed by PUI in favor of Administrative Agent securing 100% of all of the Stock of PHK, (e) the Pledge Agreement dated as of November 30, 2005 executed by PUI in favor of Administrative Agent securing 100% of all of the Stock of PUGJ, and (f) the Amended and Restated Pledge Agreement dated as of December 22, 2005 executed by CTS in favor of Administrative Agent securing 100% of all of the Stock of CTLLC, CTSLLC and CTSG.

“Post-Closing Letter” shall mean that certain letter from the Borrowers to the Administrative Agent dated the Closing Date with respect to items to be completed by Borrowers after the Closing Date.

“Projections” shall have the meaning set forth in Section 5.5(a) hereof.

“Purchased Accounts” means those Receivables of Persons engaged in the business of providing temporary employment personnel to clients, which Receivables have been purchased by Borrowers from such Persons in the ordinary course of Borrowers’ business and have been identified by Borrowing Agent as a “funding only” Receivable.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3 hereof.

“Questionnaire” shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Administrative Agent.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Reasonable Discretion” shall mean Administrative Agent’s reasonable and good faith judgment based upon any factor which Administrative Agent believes in good faith could (a) adversely affect the value of any Collateral, the enforceability or priority of Administrative Agent’s Liens or the amount that Lenders would be likely to receive upon a liquidation of the Collateral; (b) suggest that any report of Collateral or financial information is incomplete, inaccurate or misleading in any material respect; (c) reasonably be expected to create a Default or Event of Default or increase the likelihood of an insolvency or bankruptcy proceeding or (d) adversely affect the ability of any Borrower or any Guarantor to repay the Obligations when due.  In exercising such judgment with respect to matters relating to the determination of Eligible Receivables, changes in advance rates or the imposition, increase or reduction of reserves, Administrative Agent may reasonably take into account factors included in the definition of Eligible Receivables, as well as changes in concentration of risk of Receivables, changes in collection history and dilution, and other changes that may tend to increase the credit risk of lending to Borrowers on the security of Inventory or Receivables.  The burden of establishing lack of good faith or reasonableness shall be on Borrowers.

“Real Property” shall mean all of each Borrower’s right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Administrative Agent hereunder.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.12(b)hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders.

“Reserve Percentage” shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

“Responsible Officer” means as to any Borrower or Guarantor, each of the chief executive officer, president, chief financial officer, senior vice president-finance and vice president-finance/corporate controller of such Borrower or Guarantor.

“Revolving Advances” shall mean all advances made pursuant to Section 2.1(a).

“Revolving Credit Note” shall have the meaning set forth in Section 2.1(a).

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the Alternate Base Rate plus 1.75% with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus 2.75% with respect to Eurodollar Rate Loans.

“Rollforward Report” means a report duly executed by a Responsible Officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit 1.2(b).

“SEC” shall mean the United States Securities and Exchange Commission.

“Section 20 Subsidiary” shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

“Seller Notes” shall mean promissory notes issued as consideration in a Permitted Acquisition to any seller of stock and/or assets in such Permitted Acquisition, which promissory notes shall be subordinated, in form and substance satisfactory to Administrative Agent, to the payment in full of all Obligations.

“Senior Debt Payments” shall mean and include all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances (except for such fees, commissions and charges payable as of the Closing Date), plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money, including, without limitation, the Intercompany Note.

“Senior Note Documentation” shall mean and include the Senior Notes Indenture, together will all such notes, agreements, and other documents entered into or executed in connection therewith.

“Senior Notes Indenture” shall mean the Indenture dated as of November 26, 1997, by and between COI and Wilmington Trust Company, as Trustee, executed and delivered by the parties thereto in connection with the issuance of the Senior 12% Notes as in effect on the Closing Date (including the First and Second Supplements thereto) and as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

“Service Fee Accounts” means those Receivables (excluding Purchased Accounts) of Borrowers arising under service agreements entered into by Borrowers with independent supplemental staffing firms in the Ordinary Course of Business and under Licensing Agreements.

“Settlement Date” shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Administrative Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests, member interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or other entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordinated Debt Payments” shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Note.

“Subordinated Lenders” shall mean Fanning CPD Assets LP, John C Fanning Irrevocable Trust (Harry V Maccarrone Trustee) and Fanning Asset Partners LP.

“Subordinated Notes” shall mean the 8% subordinated convertible promissory notes issued by Holdings in favor of Subordinated Lenders due December 2, 2009, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

“Subordinated Note Documentation” shall mean and include the Subordinated Note, together will all such notes, agreements, and other documents entered into or executed in connection therewith.

“Subsidiary” shall mean, with respect to any Person, a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean all of the outstanding Stock of any direct or indirect Subsidiary of Holdings (not to exceed 65% of the Stock of any Foreign Subsidiary).

“Swing Line Note” shall have the meaning set forth in Section 2.4(a) hereof.

“Swing Line Loans” shall mean all advances made to Borrowers pursuant to Section 2.4 hereof.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Termination Event” shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transferee” shall have the meaning set forth in Section 16.3(b) hereof

“Unauthorized Purchased Account” shall mean any Purchased Account of an Account Seller if as of the time of acquisition thereof by a Borrower, Purchased Accounts and Service Fee Accounts (other than arising from Licensing Agreements) of all Account Sellers constitute more than 55% of otherwise Eligible Receivables (as determined by Administrative Agent).

“Unauthorized Service Fee Account” shall mean any Service Fee Account of an Account Seller if as of the time of creation or acquisition thereof by a Borrower, Purchased Accounts and Service Fee Accounts (other than arising from Licensing Agreements) of all Account Sellers constitute more than 55% of otherwise Eligible Receivables (as determined by Administrative Agent).

“Unbilled Eligible Receivables” means any Receivable (other than a Receivable which is or may become a Purchased Account) for which no invoice has been sent to any Customer, as to which less than 45 days has elapsed since the date of creation or accrual of such Receivable.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrowers’ trade creditors which are more than sixty (60) days past due, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday, except that for purposes of Section 9.2(b), Week shall mean the time period commencing with the opening of business on a Monday and ending on the following Sunday.

1.3.           Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms “accounts”, “chattel paper”, “commercial tort claims”, “instruments”, “general intangibles”, “goods”, “payment intangibles”, “proceeds”, “supporting obligations”, “securities”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4.           Certain Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation.”  All references to “shall” and “will” are intended to have the same meaning.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Administrative Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.  All references herein to the time of day shall mean the time in New York, New York.  Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis.  Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”.  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this

Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Administrative Agent, any agreement entered into by Administrative Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Administrative Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Administrative Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Administrative Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II.	ADVANCES, PAYMENTS.

2.1.           (a)           Revolving Advances.  Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the sum of the aggregate amount of outstanding Letters of Credit plus the aggregate amount of outstanding Swing Line Loans or (y) an amount equal to the sum of:

(i)           87%, subject to the provisions of Section 2.1(b) hereof (“Advance Rate”), of Eligible Receivables, minus

(ii)	the aggregate amount of outstanding Letters of Credit, minus

(iii)           the aggregate amount of outstanding Swing Line Loans, minus

(iv)           the Payroll Tax Reserve and such other reserves as Administrative Agent may reasonably deem proper or necessary from time to time.

The difference of (x) Section 2.1(a)(y)(i) minus (y) Sections 2.1(a)(y)(ii), (iii) and (iv) at any time and from time to time shall be referred to as the “Formula Amount.”  The Revolving Advances shall be evidenced by one or more secured promissory notes (each, as amended, restated, supplemented or modified from time to time, a “Revolving Credit Note”).

(b)           Discretionary Rights.  The Advance Rate may be decreased by Administrative Agent at any time and from time to time in the exercise of its Reasonable Discretion.  Each Borrower consents to any such decreases and acknowledges that decreasing the Advance Rate or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent.

2.2.           Procedure for Revolving Advances Borrowing.

(a)           Borrowing Agent on behalf of any Borrower may notify Administrative Agent prior to 11:00 a.m. (New York time) on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder, which Revolving Advance shall be in a minimum amount of $100,000, and which request shall be irrevocable.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Administrative Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Administrative Agent or Lenders, and such request shall be irrevocable.

(b)           Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan (other than a Swing Line Loan, which may not be a Eurodollar loan), Borrowing Agent shall give Administrative Agent at least three (3) Business Days’ prior written notice by 10:00 a.m. (New York time), specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor.  Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the preceding Business Day.  No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

(c)           Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Administrative Agent pursuant to Section 2.2(b) or by its notice of conversion given to Administrative Agent pursuant to Section 2.2(d), as the case may be.  Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Administrative Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Administrative Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

(d)           Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If a Borrower desires to convert a loan, Borrowing Agent shall give Administrative Agent not less than three (3) Business Days’ prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day’s prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.  After giving effect to each such conversion, there shall not be outstanding more than seven (7) Eurodollar Rate Loans, in the aggregate.

(e)           At its option and upon three (3) Business Days’ prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment.  Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment.  In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Administrative Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f)           Each Borrower shall indemnify Administrative Agent and Lenders and hold Administrative Agent and Lenders harmless from and against any and all losses or expenses that Administrative Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Administrative Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(g)           Notwithstanding any other provision hereof, if after the date hereof any applicable  law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Administrative Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type.  If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Administrative Agent, upon Administrative Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3.           Disbursement of Advance Proceeds.  All Advances shall be disbursed from whichever office or other place Administrative Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Administrative Agent or Lenders, shall be charged to Borrowers’ Account on Administrative Agent’s books.  During the Term, Borrowers may use the Revolving Advances and Swing Line Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Administrative Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Administrative Agent to be applied to the outstanding Obligations giving rise to such deemed request.  The proceeds of each Swing Line Loan requested by Borrowing Agent on behalf of any Borrower shall be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Administrative Agent, in immediately available federal funds or other immediately available funds.

2.4.           Swing Line Loans.

(a)           Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to minimize the transfer of funds between Lenders and Administrative Agent for administrative convenience, PNC may make available to Borrowers, at its option, cancelable at any time for any reason whatsoever, Swing Line Loans at any time or from time to time after the date hereof to, but not including, the expiration of the Term; provided, however that PNC will not be required to make any Swing Line Loan to the extent that (i) such Swing Line Loan would then cause the sum of the outstanding Advances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount, or (ii) the maximum amount of all outstanding Swing Line Loans exceeds $10,000,000 in the aggregate at any time.  To the extent that Borrowing Agent requests a Revolving Advance at any time and to the extent that Borrowers are entitled to obtain a Revolving Advance from Lenders under the terms and conditions of this Agreement, PNC may elect to provide all or a portion of such Revolving Advances in the form of Swing Line Loans in accordance with the terms hereof.  The making of Swing Line Loans by PNC from time to time shall not create any duty or obligation, or establish any course of conduct pursuant to which PNC shall thereafter be obligated to make Swing Line Loans in the future.  All Swing Loans shall be evidenced by a secured promissory note (the “Swing Line Note”) substantially in the form attached hereto as Exhibit 2.4(a).

(b)           Borrowers may from time to time prior to the expiration of the Term request PNC to make Swing Line Loans by delivery to PNC, by Borrowing Agent, not later than 11:00 a.m. (New York time) on a Business Day of a Borrower’s request therefor in writing or by telephone immediately confirmed in writing by letter, facsimile or telex, it being understood that PNC may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each such request shall be irrevocable and shall specify the proposed borrowing date and the principal amount of such Swing Line Loan, which shall be not less than $50,000.  Each Swing Line Request shall be deemed a representation by Borrowers that Borrowers have satisfied all of the conditions for the Swing Loan so requested set forth in this Agreement.

2.5.           Maximum Advances.  The aggregate balance of Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

2.6.           Repayment of Advances.

(a)           All Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

(b)           Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Administrative Agent on the date received.  In consideration of Administrative Agent’s agreement to conditionally credit Borrowers’ Account as of the Business Day following the Administrative Agent’s receipt of those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Administrative Agent on account of the Obligations one (1) Business Day after (i) the Business Day following the Administrative Agent’s receipt of such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Administrative Agent in any other form, the Business Day such payment constitutes good funds in Administrative Agent’s account.  Administrative Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Administrative Agent and Administrative Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Administrative Agent unpaid.  At the request of Borrowing Agent, Administrative Agent will provide to Borrowing Agent invoices or expense reports detailing any charges made to Borrowers’ Account pursuant to this Section 2.6(b).

(c)           All payments (including prepayments) of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Administrative Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Administrative Agent.  Administrative Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d)           Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7.           Repayment of Excess Advances.  The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8.           Statement of Account.  Administrative Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Administrative Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Administrative Agent to record the date and amount of any Advance shall not adversely affect Administrative Agent or any Lender.  Each month, Administrative Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Administrative Agent and Borrowers, during such month.  The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Administrative Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent.  The records of Administrative Agent with respect to the Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9.           Letters of Credit.  Subject to the terms and conditions hereof, Administrative Agent shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of any Borrower; provided, however, that Administrative Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the outstanding Advances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount.  The maximum amount of outstanding Letters of Credit shall not exceed $10,000,000 in the aggregate at any time.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

2.10.           Issuance of Letters of Credit.

(a)           Borrowing Agent, on behalf of Borrowers, may request Administrative Agent to issue or cause the issuance of a Letter of Credit by delivering to Administrative Agent at the Payment Office by 10:00 a.m. (New York time) at least five (5) Business Days in advance of the requested date of such issuance, Administrative Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Administrative Agent; and, such other certificates, documents and other papers and information as Administrative Agent may reasonably request.  Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Administrative Agent upon any amendment, extension or renewal of any Letter of Credit.

(b)           Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) in the case of any trade Letter of Credit  have an expiry date not later than six (6) months after such trade Letter of Credit’s date of issuance, and in the case of any standby Letter of Credit have an expiry date not later than one year (plus any automatic extensions or renewals thereof) after the date of issuance thereof, and in no event shall any Letter of Credit have an expiry date later than the last day of the Term.  Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.  Notwithstanding anything in the preceding sentence to the contrary, as agreed by the Borrowing Agent and the Issuer, each standby Letter of Credit shall be subject to International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and any amendments or revisions thereof.  In addition, to the extent not inconsistent with the Practices above, each Letter of Credit shall be subject to the laws of the State of New York, or any such other state as agreed to between the Issuer and Borrowing Agent.

(c)           Administrative Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.11.           Requirements For Issuance of Letters of Credit.

(a)           In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Administrative Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Administrative Agent, any Lender or any Issuer and expenses and reasonable attorneys’ fees incurred by Administrative Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower.  Borrowers shall be bound by Administrative Agent’s or any Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers’ Account, although this interpretation may be different from its own; and, neither Administrative Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in any Letter of Credit or any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Administrative Agent’s, any Lender’s, any Issuer’s or such correspondents’ willful misconduct.

(b)           Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit.  If Administrative Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Administrative Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit and the application therefor.

(c)           In connection with all Letters of Credit issued or caused to be issued by Administrative Agent under this Agreement, each Borrower hereby appoints Administrative

Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Administrative Agent or Administrative Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Administrative Agent’s, or in the name of Administrative Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof.  Neither Administrative Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Administrative Agent’s or its attorney’s willful misconduct.  This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

(d)           Each Lender shall to the extent of the percentage amount equal to the product of such Lender’s Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation.  In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Administrative Agent shall promptly notify each Lender and upon Administrative Agent’s demand each Lender shall pay to Administrative Agent such Lender’s proportionate share of such unreimbursed disbursement together with such Lender’s proportionate share of Administrative Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement.  Upon receipt by Administrative Agent of a repayment from any Borrower of any amount disbursed by Administrative Agent for which Administrative Agent had already been reimbursed by Lenders, Administrative Agent shall deliver to each Lender that Lender’s pro rata share of such repayment.  Each Lender’s participation commitment shall continue until the last to occur of any of the following events: (A) Administrative Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.12.           Disbursements, Reimbursement.

(a)           Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b)           In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Administrative Agent will promptly notify Borrowing Agent.  Provided that Borrowing Agent shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse Administrative Agent shall sometimes be referred to as a “Reimbursement Obligation”) Administrative Agent prior to 12:00 Noon, New York time on each date that an amount is paid by Administrative Agent under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Administrative Agent.  In the event Borrowers fail to reimburse Administrative Agent for the full amount of any drawing under any Letter of Credit by 12:00 Noon, New York time, on the Drawing Date, Administrative Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Formula Amount and subject to Section 8.2 hereof.  Any notice given by Administrative Agent pursuant to this Section 2.12(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)           Each Lender shall upon any notice pursuant to Section 2.12(b) make available to Administrative Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount.  If any Lender so notified fails to make available to Administrative Agent the amount of such Lender’s Commitment Percentage of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loans on and after the fourth day following the Drawing Date.  Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.12(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.12(c) (i) and (ii) until and commencing from the date of receipt of notice from Administrative Agent of a drawing.

(d)           With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.12(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.  Each Lender’s payment to Administrative Agent pursuant to Section 2.12(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.12.

(e)           Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events:  (x) Administrative Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (z) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.13.           Repayment of Participation Advances.

(a)           Upon (and only upon) receipt by Administrative Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by the Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Administrative Agent, or (ii) in payment of interest on such a payment made by Administrative Agent under such a Letter of Credit, Administrative Agent will pay to each Lender, in the same funds as those received by Administrative Agent, the amount of such Lender’s Commitment Percentage of such funds, except Administrative Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Administrative Agent.

(b)           If Administrative Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Administrative Agent pursuant to Section 2.13(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent the amount of its Commitment Percentage of any amounts so returned by Administrative Agent plus interest at the Federal Funds Effective Rate.

2.14.           Documentation.  Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Administrative Agent’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Administrative Agent’s written regulations and customary practices relating to letters of credit, though Administrative Agent’s interpretations may be different from such Borrower’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.15.           Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.16.           Nature of Participation and Reimbursement Obligations.  Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Administrative Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i)           any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, any Borrower or any other Person for any reason whatsoever;

(ii)           the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.12;

(iii)           any lack of validity or enforceability of any Letter of Credit;

(iv)           any claim of breach of warranty that might be made by Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v)           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Administrative Agent or any of Administrative Agent’s Affiliates has been notified thereof;

(vi)           payment by Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)           the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)           any failure by the Administrative Agent or any of Administrative Agent’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless the Administrative Agent has received written notice from Borrowing Agent of such failure within three (3) Business Days after the Administrative Agent shall have furnished Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)           any Material Adverse Effect on any Borrower or any Guarantor;

(x)           any breach of this Agreement or any Other Document by any party thereto;

(xi)           the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii)           the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii)           the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17.           Indemnity.  In addition to amounts payable as provided in Section 16.5, each Borrower hereby agrees to protect, indemnify, pay and save harmless Administrative Agent and any of Administrative Agent’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Administrative Agent or any of Administrative Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Administrative Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Administrative Agent or any of Administrative Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).

2.18.           Liability for Acts and Omissions.  As between Borrowers and Administrative Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the respective foregoing, Administrative Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Administrative Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Administrative Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Administrative Agent’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Administrative Agent from liability for Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Administrative Agent or Administrative Agent’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, Administrative Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by Administrative Agent or  such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Administrative Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Administrative Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Administrative Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Administrative Agent under any resulting liability to any Borrower or any Lender.

2.19.           Additional Payments.  Any sums expended by Administrative Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

2.20.           Manner of Borrowing and Payment.

(a)           Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

(b)           Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders.  Each payment by Borrowers on account of the principal and interest on Swing Loans shall be applied to Swing Line Loans for the account of PNC.  Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Administrative Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds, and otherwise shall be made in accordance with the terms and conditions hereof, including Sections 2.6 and 2.7 hereof.

(c)           (i)  Making Revolving Credit Advances.  Promptly after receipt by Administrative Agent of a request for a Revolving Advance pursuant to Section 2.2(a), Administrative Agent shall notify Lenders of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Administrative Agent.  Each Lender shall remit the principal amount of each Revolving Advance to Administrative Agent such that Administrative Agent is able to, and Administrative Agent shall, to the extent Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to the Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to 2:00 p.m. (New York time), on the applicable borrowing date; provided that if any Lender fails to remit such funds to Administrative Agent in a timely manner, Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.20(c)(ii).

(ii)           Presumptions by Administrative Agent.  Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Advance that such Lender will not make available to Administrative Agent such Lender’s Commitment Percentage of such Revolving Advance, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.20(c)(i) and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Revolving Advance available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the interest rate applicable to Revolving Advances consisting of Domestic Rate Loans.  If such Lender pays its share of the applicable Revolving Advance to Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Advance.  Any payment by Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.

(iii)           Making Swing Loans.  So long as PNC elects to make Swing Line Loans, PNC shall, after receipt by it of a request pursuant to Section 2.4(b), fund such Swing Line Loan to a Borrower in U.S. Dollars and immediately available funds at the Payment Office prior to 2:00 p.m. (New York time), on the borrowing date.

(iv)           Borrowings to Repay Swing Line Loans.  PNC shall request settlement with Lenders at least once every two weeks or on any date that PNC elects, by notifying Lenders of such requested settlement by facsimile, telephone or electronic transmission no later than 1:00 p.m. (New York time) on the date of such requested settlement and each Lender shall make a Revolving Advance in an amount equal to such Lender's Commitment Percentage of the aggregate principal amount of the outstanding Swing Line Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Commitment Percentage times the Maximum Revolving Advance Amount. Revolving Advances made pursuant to the preceding sentence shall bear interest at the interest rate applicable to Revolving Advances consisting of Domestic Rate Loans and shall be deemed to have been properly requested in accordance with Section 2.2(a) without regard to any of the requirements of that provision.  PNC shall provide notice to Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Advances are to be made under this Section 2.20(c)(iv) and of the apportionment among Lenders, and Lenders shall be unconditionally obligated to fund such Revolving Advances (whether or not the conditions specified in Section 8.2 are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. (New York time), on the Business Day next after the date Lenders receive such notice from PNC. If any such amount is not transferred to PNC by any Lender on such settlement date, PNC shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.23.

(d)           (i)  Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Administrative Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Administrative Agent.  On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Administrative Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Administrative Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made by Administrative Agent during such Week, then Administrative Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

(ii)           Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

(iii)           Promptly following each Settlement Date, Administrative Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date.  Such certificate of Administrative Agent shall be conclusive in the absence of manifest error.

(e)           If any Lender or Participant (a “benefitted Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(f)           Unless Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Administrative Agent, Administrative Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Administrative Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount.  Administrative Agent will promptly notify Borrowers of its receipt of any such notice from a Lender.  If such amount is made available to Administrative Agent on a date after such next Settlement Date, such Lender shall pay to Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Administrative Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Administrative Agent.  A certificate of Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error.  If such amount is not in fact made available to Administrative Agent by such Lender within three (3) Business Days after such Settlement Date, Administrative Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Administrative Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

2.21.           Mandatory Prepayments.  Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Administrative Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied to the Advances in such order as Administrative Agent may determine, subject to Borrower’s ability to reborrow Revolving Advances in accordance with the terms hereof.

2.22.           Use of Proceeds.

(a)           Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to the transactions contemplated by this Agreement, and (ii) to provide for their working capital and for general corporate purposes needs not prohibited by the terms of this Agreement.

(b)           Without limiting the generality of Section 2.22(a) above, neither the Borrowers, the Guarantors nor any other person which may in the future become party to this Agreement or the Other Documents as Borrower or Guarantor, intend to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

(c)           Notwithstanding anything herein, Borrowers shall not use the proceeds of Advances to fund the acquisition of any Person, or the business of any Person, unless such acquisition is permitted by, and made in accordance with Section 7.1 hereof.

2.23.           Defaulting Lender.

(a)           Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Administrative Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.23 while such Lender Default remains in effect.

(b)           Advances (other than Swing Line Loans) shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default.  Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent.  Administrative Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(c)           A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents.  All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders,” a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

(d)           Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)           In the event a Defaulting Lender retroactively cures to the satisfaction of Administrative Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.           INTEREST AND FEES.

3.1.           Interest. Interest on Advances shall be payable in arrears on the first day of each calendar month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the three-month anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period.  Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to Swing Line Loans, the interest rate applicable to Domestic Rate Loans.  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Administrative Agent or at the direction of the Required Lenders, the Obligations shall bear interest at the Revolving Interest Rate for Domestic Rate Loans plus two percent (2%) per annum (the “Default Rate”).

3.2.           Letter of Credit Fees.

(a)           Borrowers shall pay (x) to Administrative Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two percent (2.0%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each calendar month and on the last day of the Term, plus customary administrative, issuance, amendment, payment and negotiation charges with respect to Documentary Letters of Credit, and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Administrative Agent for any and all fees and expenses, if any, paid by Administrative Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).

All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Administrative Agent or at the direction of Required Lenders, the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2%) per annum.

On demand at anytime following and during the continuance of any Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Administrative Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Administrative Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time.  Administrative Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Administrative Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.  No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

3.3           Facility Fee; Fee Letter.

(a)           If, for any calendar quarter during the Term, the average daily unpaid balance of the Advances for each day of such quarter is less than the Maximum Revolving Advance Amount, then Borrowers shall pay to Administrative Agent, for the ratable benefit of the Lenders, a facility fee at a rate equal to three-eighths of one percent (0.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance.  Such facility fee shall be payable to Administrative Agent in arrears on the first day of each calendar quarter.

(b)           The Borrowers shall pay the fees set forth in the Fee Letter in the manner and at the times required by the Fee Letter.

3.4.           Computation of Interest and Fees.  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.

3.5.           Maximum Charges.  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law (such rate, the “Maximum Lawful Rate”).  In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 3.1, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 3.5, a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, such Lender shall deliver such excess to Administrative Agent and Administrative Agent shall, to the extent permitted by Applicable Law, promptly apply such excess to repay the outstanding Advances and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

3.6.           Increased Costs.  In the event that any Applicable Law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.6, the term “Lender” shall include Administrative Agent or any Lender and any corporation or bank controlling Administrative Agent or any Lender) and the office or branch where Administrative Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)           subject Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Administrative Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Administrative Agent or any Lender by the jurisdiction in which it maintains its principal office);

(b)           impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Administrative Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on Administrative Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Administrative Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Administrative Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Administrative Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Administrative Agent or such Lender, upon its demand, such additional amount as will compensate Administrative Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate.  Administrative Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

3.7.           Basis For Determining Interest Rate Inadequate or Unfair.  In the event that Administrative Agent or any Lender shall have determined that:

(a)             reasonable means do not exist for ascertaining the Eurodollar Rate pursuant to Section 2.2 hereof for any Interest Period; or

(b)             Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Administrative Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination.  If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Administrative Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Administrative Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans, shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Administrative Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans.  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.8.           Capital Adequacy.

(a)           In the event that Administrative Agent or any Lender shall have determined that any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Administrative Agent or any Lender (for purposes of this Section 3.8, the term “Lender” shall include Administrative Agent or any Lender and any corporation or bank controlling Administrative Agent or any Lender) and the office or branch where Administrative Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Administrative Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Administrative Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Administrative Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Administrative Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Administrative Agent or such Lender such additional amount or amounts as will compensate Administrative Agent or such Lender for such reduction.  In determining such amount or amounts, Administrative Agent or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.8 shall be available to Administrative Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition.

(b)           a certificate of Administrative Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Administrative Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

3.9.           Gross Up for Taxes.  If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Administrative Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a “Payee” and collectively, the “Payees”), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (b) such Borrower shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.  Notwithstanding the foregoing, no Borrower shall be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.10 hereof.

3.10.           Withholding Tax Exemption.  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Administrative Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to Borrowing Agent and Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under § 1.1441-1(c)(16) of the Income Tax Regulations (the “Regulations”)) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code.  The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.  Each Lender, assignee or participant required to deliver to Borrowing Agent and Administrative Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows:  (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrowers hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Administrative Agent).  Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Administrative Agent.  Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations.  Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code.

IV.           COLLATERAL:  GENERAL TERMS

4.1.           Security Interest in the Collateral.  To secure the prompt payment and performance to Administrative Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Administrative Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Administrative Agent’s security interest and shall cause its financial statements to reflect such security interest.  Each Borrower shall promptly provide Administrative Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Administrative Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

4.2.           Perfection of Security Interest.  Each Borrower shall take all action that may be necessary or desirable, or that Administrative Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Administrative Agent’s security interest in and lien on the Collateral or to enable Administrative Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords’ or mortgagees’ lien waivers, (iii) delivering to Administrative Agent, endorsed or accompanied by such instruments of assignment as Administrative Agent may specify, and stamping or marking, in such manner as Administrative Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) delivering to Administrative Agent, such lien, judgment, litigation and bankruptcy searches as Administrative Agent shall request, (v) entering into warehousing, lockbox and other custodial arrangements satisfactory to Administrative Agent, (vi) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Administrative Agent, relating to the creation, validity, perfection, maintenance or continuation of Administrative Agent’s security interest and lien under the Uniform Commercial Code or other Applicable Law, (vii) delivering to Administrative Agent within forty-five (45) days after the Closing Date, such UCC lien searches as requested by Administrative Agent, which lien searches shall have been conducted as of a date no more than fifteen (15) days after the Closing Date, and which lien searches shall show no Liens other than Permitted Encumbrances, and (viii) following the occurrence and during the continuance of a Default or an Event of Default, deliver to Administrative Agent, such lien, bankruptcy and litigation searches as Administrative Agent shall request.  Administrative Agent is hereby authorized to file financing statements signed by Administrative Agent instead of Borrower in accordance with the Uniform Commercial Code.  By its signature hereto, each Borrower hereby authorizes Administrative Agent to file against such Borrower, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Administrative Agent (which statements may have a description of collateral which is broader than that set forth herein).  All charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Administrative Agent’s option, shall be paid to Administrative Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3.           Disposition of Collateral.  Each Borrower will safeguard and protect all Collateral for Administrative Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except for the disposition of obsolete and worn-out Equipment in the Ordinary

Course of Business with a fair market value not in excess of $200,000 in the aggregate in any calendar year.

4.4.           Preservation of Collateral.  In addition to the rights and remedies set forth in Section 11.1 hereof, Administrative Agent, upon and during the continuance of a Default or Event of Default: (a) may at any time take such steps as Administrative Agent deems necessary to protect Administrative Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Administrative Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Administrative Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Administrative Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower’s owned or leased property.  Each Borrower shall cooperate fully with all of Administrative Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Administrative Agent may direct.  All of Administrative Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

4.5.	Ownership and Location of Collateral.

(a)           With respect to the Collateral, at the time the Collateral becomes subject to Administrative Agent’s security interest:  (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Administrative Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Administrative Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same.

(b)           Each Borrower’s Equipment and Inventory shall be located as set forth on Schedule 4.5 and, without the prior written consent of Administrative Agent, Borrowers shall not open any new office or place of business and Inventory and Equipment shall not be removed from such locations or stored at new locations; except that any Borrower may open a new office or place of business or move Equipment or Inventory to a new location, provided that (i) the aggregate amount of all Collateral at such location does not exceed $25,000.00, (ii) each such new location shall be specifically identified on the monthly lease report delivered to Administrative Agent pursuant to Section 9.2(a)(iii) hereof, and (iii) each Borrower hereby covenants and agrees promptly to take all such actions reasonably requested by Administrative Agent to perfect its security interest in any all Collateral at such location.

(c)           Borrowers represent, warrant and covenant that the aggregate fair market value of all Collateral maintained at each location set forth on Schedule 4.5 for which Administrative Agent has not received an executed landlord’s waiver in form and substance satisfactory to Administrative Agent is not greater as of the date hereof, and at no time shall be greater than $250,000 (unless Borrowing Agent shall have delivered to Administrative Agent a landlord’s waiver in form and substance satisfactory to Administrative Agent with respect to such location); provided however, that following the occurrence of any Default or Event of Default, at any time upon request by Administrative Agent Borrowers shall use their best efforts to obtain and deliver to Administrative Agent an executed landlord’s waiver in form and substance satisfactory to Administrative Agent with respect to each location requested by Administrative Agent.

4.6.           Defense of Administrative Agent’s and Lenders’ Interests.  Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Administrative Agent’s interests in the Collateral shall continue in full force and effect.  During such period no Borrower shall, without Administrative Agent’s prior written consent, pledge, sell (except Inventory in the Ordinary Course of Business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral.  Each Borrower shall defend Administrative Agent’s interests in the Collateral against any and all Persons whatsoever.  At any time following demand by Administrative Agent for payment of all Obligations, Administrative Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation:  labels, stationery, documents, instruments and advertising materials.  If Administrative Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Administrative Agent at a place reasonably convenient to Administrative Agent.  In addition, with respect to all Collateral, Administrative Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law.  Each Borrower shall, and Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Administrative Agent holds a security interest to deliver same to Administrative Agent and/or subject to Administrative Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Administrative Agent’s trustee, and such Borrower will immediately deliver them to Administrative Agent in their original form together with any necessary endorsement.

4.7.           Books and Records.  Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims and other charges; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including, without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.  Borrowers represent, warrant and covenant that all books and records (or true and complete copies thereof) relating to Receivables are and shall be kept at Borrowing Agent’s office at 415 Crossways Park Drive, Woodbury, New York.

4.8.           Financial Disclosure.  Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Administrative Agent and each Lender copies of any of any Borrower’s financial statements, trial balances, work papers, or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Administrative Agent and each Lender any information such accountants and auditors may have concerning such Borrower’s financial status and business operations.  Each Borrower hereby authorizes all Governmental Bodies to furnish to Administrative Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Administrative Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants, auditors or Governmental Bodies.

4.9.           Compliance with Laws.  Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower’s business, in any case, the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower.  Each Borrower may, however, contest or dispute in good faith any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Administrative Agent to protect Administrative Agent’s Lien on and security interest in the Collateral and provided that such contest or dispute could not reasonably be expected to have a Material Adverse Effect on such Borrower.  The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10.           Inspection of Premises.  At all reasonable times, Administrative Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business, provided that any more than two (2) audits per calendar year performed by Administrative Agent or any Lender shall be at the sole cost and expense of the Lenders (other than (a) any and all audits following and during the continuance of an Event of Default, or (b) one audit in connection with each Permitted Acquisition, each of which shall be at the sole cost and expense of Borrowers).  Administrative Agent, any Lender and their agents may enter upon any of each Borrower’s premises at any time during business hours (upon reasonable notice or, at any time without notice, following and during the continuance of an Event Default) and at any other reasonable time and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.

4.11.           Insurance.  The assets and properties of Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of Borrowers so that such insurance shall remain in full force and effect.  Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At each Borrower’s own cost and expense in amounts and with carriers acceptable to Administrative Agent, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Administrative Agent with (i) copies of all Workers’ Compensation and general liability policies and evidence of the maintenance of such policies and renewal thereof before any expiration date, (y) by furnishing Administrative Agent at least fifteen (15) days before any expiration date with a letter addressed to Administrative Agent from the Borrowing Agent stating that the applicable Borrower is actively pursuing the renewal of the applicable Workers’ Compensation or general liability policy and will not permit such policy or policies to expire, and (z) by furnishing Administrative Agent no more than five (5) Business Days after renewal of such policy or policies with evidence of such renewal, (ii) summaries of all other insurance policies and evidence of the maintenance of such policies and renewal thereof before any expiration date, (y) by furnishing Administrative Agent at least fifteen (15) days before any expiration date with a letter addressed to Administrative Agent from the Borrowing Agent stating that the applicable Borrower is actively pursuing the renewal of the applicable other insurance policy and will not permit such policy or policies to expire, and (z) by furnishing Administrative Agent no more than five (5) Business Days after renewal of such policy or policies with evidence of such renewal, and (iii) appropriate loss payable endorsements in form and substance satisfactory to Administrative Agent, naming Administrative Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Administrative Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Administrative Agent.  In the event of any loss thereunder, the carriers named therein hereby are directed by Administrative Agent and the applicable Borrower to make payment for such loss to Administrative Agent and not to such Borrower and Administrative Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Administrative Agent jointly, Administrative Agent may, and is hereby authorized to, endorse such Borrower’s name thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash.  Administrative Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above.  All loss recoveries received by Administrative Agent upon any such insurance may be applied to the Obligations, in such order as Administrative Agent in its sole discretion shall determine.  Any surplus shall be paid by Administrative Agent to Borrowers or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Borrowers to Administrative Agent, on demand.

4.12.           Failure to Pay Insurance.  If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Administrative Agent, if Administrative Agent so elects,

may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers’ Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13.           Payment of Taxes.  Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Borrower and Administrative Agent or any Lender which Administrative Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Administrative Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Administrative Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Administrative Agent and each Lender harmless in respect thereof.  Except during the continuance of an Event of Default, Administrative Agent will not pay any taxes, assessments or Charges, if any Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceedings provided Borrowing Agent has notified Administrative Agent in writing of such protest or proceeding prior to any action by Administrative Agent, any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Administrative Agent to protect Administrative Agent’s and Lenders’ security interest in and Lien on the Collateral.  The amount of any payment by Administrative Agent under this Section 4.13 shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Administrative Agent with an indemnity therefor (or supply Administrative Agent with evidence satisfactory to Administrative Agent that due provision for the payment thereof has been made), Administrative Agent may hold without interest any balance standing to Borrowers’ credit and Administrative Agent shall retain its security interest in and lien on any and all Collateral held by Administrative Agent.

4.14.           Payment of Leasehold Obligations.  Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Administrative Agent’s request will provide evidence of having done so.

4.15.           Receivables.

(a)           Nature of Receivables.  Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Administrative Agent.

(b)           Solvency of Customers.  Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Locations of Executive Offices of Borrowers.  Each Borrower’s chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto.  Until written notice is given to Administrative Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)           Collection of Receivables.  Until any Borrower’s authority to do so is terminated by Administrative Agent (which notice Administrative Agent may give at any time following the occurrence of an Event of Default or a Default or when Administrative Agent in its sole discretion deems it to be in Lenders’ best interest to do so), each Borrower will, at such Borrower’s sole cost and expense, but on Administrative Agent’s behalf and for Administrative Agent’s account, collect as Administrative Agent’s property and in trust for Administrative Agent all amounts received on Receivables, and following the occurrence and during the continuance of any Default or Event of Default, shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations.  Each Borrower shall deposit in the Blocked Account, or upon request by Administrative Agent, deliver to Administrative Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)           Notification of Assignment of Receivables.  At any time any Default or Event of Default is continuing, Administrative Agent shall have the right to send notice of the assignment of, and Administrative Agent’s security interest in and lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  At any time following the occurrence of an Event of Default or a Default, Administrative Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Administrative Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)           Power of Administrative Agent to Act on Borrowers’ Behalf.  Administrative Agent shall have and is hereby granted the right to receive, endorse, assign  and/or deliver in the name of Administrative Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Borrower hereby constitutes Administrative Agent or Administrative Agent’s designee as such Borrower’s attorney with power (A) at any time (i) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by

Administrative Agent to preserve, protect, or perfect Administrative Agent’s interest in the Collateral and to file same; and (v) to do all other acts and things necessary to carry out this Agreement, and (B) at any time following the occurrence and during the continuance of any Default or Event of Default (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrowers’ rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  Administrative Agent shall have the right at any time following the occurrence of an Event of Default or Default to change the address for delivery of mail addressed to any Borrower to such address as Administrative Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

(g)           No Liability.  Neither Administrative Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.  Following the occurrence of an Event of Default or Default, Administrative Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  Administrative Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(h)           Establishment of a Lockbox Account, Dominion Account.  All payments of Receivables and other proceeds of Collateral (i) shall be deposited by Borrowers directly into a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) as Administrative Agent may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Administrative Agent and (ii) may be transferred from a Blocked Account and deposited into a Permitted Operating Account and no other account; provided however, that notwithstanding the foregoing, following any Event of Default, all proceeds of Collateral shall be deposited only in Blocked Accounts.  Borrowers shall issue to any such bank with Blocked Accounts, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Administrative Agent daily upon receipt of notice from Administrative Agent that an Event of Default has occurred, either to any account maintained by Administrative Agent at said bank or by wire transfer to appropriate account(s) of Administrative Agent; provided, further, however, that all payments of receivables and other proceeds of Collateral in an aggregate amount not in excess of U.S. $1,000,000 held in accounts located outside of the United States of America (“Foreign Accounts”) shall not be subject to the foregoing clauses (i) and (ii) of this Section 4.15(h) and Borrowers shall not permit the aggregate amount of all payments of Receivables and other proceeds of Collateral held in Foreign

Accounts which are not Blocked Accounts to exceed U.S. $1,000,000 at any time. Unless otherwise agreed by the Required Lenders, Administrative Agent shall send such notice following an Event of Default or at any time following the request of the Required Lenders during the continuance of an Event of Default; provided, that, no reasonable delay on the part of the Administrative Agent shall subject the Administrative Agent to any liability hereunder.  Upon the occurrence of any Event of Default, all funds deposited in such Blocked Account shall immediately become the property of Administrative Agent, and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited.  Neither Administrative Agent nor any Lender assumes any responsibility for such Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.  Alternatively, Administrative Agent may establish depository accounts (“Depository Accounts”) in the name of Administrative Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Administrative Agent in lieu of depositing same to the Blocked Accounts.

(i)           Adjustments.  No Borrower will, without Administrative Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

4.16.           Inventory.  To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17.           Maintenance of Equipment.  The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved.  No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.  Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 and to the extent not otherwise prohibited hereunder.

4.18.           Exculpation of Liability.  Nothing herein contained shall be construed to constitute Administrative Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Administrative Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Neither Administrative Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Administrative Agent or such Lender, and neither Administrative Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.19.           Environmental Matters.   (a)  Borrowers shall ensure that the Real Property described on Schedule 4.19 and all operations and businesses conducted thereon remains in compliance with all Environmental Laws and they shall not place or permit to be placed any

Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities.

(b)           Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)           Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.  Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)           In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Administrative Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow Administrative Agent to protect its security interest in the Real Property and other Collateral and is not intended to create nor shall it create any obligation upon Administrative Agent or any Lender with respect thereto.

(e)           Borrowers shall promptly forward to Administrative Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Administrative Agent until the claim is settled.  Borrowers shall promptly forward to Administrative Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws.  Such information is to be provided solely to allow Administrative Agent to protect Administrative Agent’s security interest in the Real Property and the Collateral.

(f)           Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.  If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any

Borrower shall fail to comply with any of the requirements of any Environmental Laws, Administrative Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Administrative Agent’s interest in the Collateral:  (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Administrative Agent (or such third parties as directed by Administrative Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Administrative Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Administrative Agent, any Lender and any Borrower.

(g)           Promptly upon the written request of Administrative Agent from time to time, Borrower shall provide Administrative Agent, at Borrowers’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Administrative Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property.  Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Administrative Agent.  If such estimates, individually or in the aggregate, exceed $100,000, Administrative Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Administrative Agent to secure payment of these costs and expenses.

(h)           Borrowers shall defend and indemnify Administrative Agent and Lenders and hold Administrative Agent, Lenders and their respective employees, Administrative Agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Administrative Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Administrative Agent or any Lender.  Borrowers’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.  Borrowers’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(i)           For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers’ right, title and interest in and to its owned and leased premises.

4.20.           Financing Statements.  Except with respect to the financing statements filed by Administrative Agent, financing statements filed by a Borrower with respect to a Purchased Account or Service Fee Account, and the financing statements described on Schedule 1.2(P), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.           REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1.           Authority; Enforceable Obligations.  Each Borrower and each Guarantor has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all of its respective Obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower’s and Guarantor’s  corporate powers, have been duly authorized by all necessary corporate or other action, are not in contravention of law or the terms of such Person’s by-laws, certificate of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, including, without limitation, the Subordinated Note Documentation, (b) will not conflict with or violate any law or regulation, or any judgement, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower or its property is a party or by which it may be bound, including, without limitation, under the provisions of any of the Subordinated Note Documentation.  This Agreement and the Other Documents have been duly executed and delivered by each Borrower and each Guarantor which is a party thereto, and this Agreement and the Other Documents constitute legal, valid and binding obligations of each Borrower and each Guarantor party thereto, enforceable against each such Borrower and each such Guarantor party thereto in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights and remedies in general.

5.2.           Formation and Qualification. (a) Each Borrower and Guarantor is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) (i) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a)(ii) which constitute all states in which qualification and good standing are necessary for such Borrower or Guarantor to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on any such Borrower or Guarantor.  Borrower and each Guarantor has delivered to Administrative Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Administrative Agent of any amendment or changes thereto.

(b)           The only Subsidiaries of each Borrower and each Guarantor are correctly listed on Schedule 5.2(b).

5.3.           Survival of Representations and Warranties.  All representations and warranties of each Borrower and each Guarantor contained in this Agreement and the Other Documents to which such Person is a party shall be true at the time of such Borrower’s and Guarantor’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.           Tax Returns.  Each Borrower’s and Guarantor’s federal tax identification number is set forth on Schedule 5.4.  Each Borrower and Guarantor has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable.  Federal, state and local income tax returns of each Borrower and Guarantor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 27, 2005.  The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5.           Financial Statements.

(a)           The twelve-month cash flow projections of Holdings on a consolidated basis and its projected consolidated balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of Holdings, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.  All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b)           The consolidated and, in the case of the December 29, 2008 balance sheet, consolidating balance sheets of Holdings, its direct or indirect Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 29, 2008 and March 30, 2009, and the related statements of income, and changes in cash flow for the periods ended on such dates, and the December 29, 2008 financial statements are accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Administrative Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of the Borrowers and their Subsidiaries at such dates and the results of their operations for such periods.  Since December 29, 2008 there has been no change in the condition, financial or otherwise, of Holdings, any Borrower or any of their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers and their respective Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6.           Corporate Name and Locations.  (a) No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

(b)           There is no location at which any Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 4.5 hereto and (ii) any other locations in the continental United States permitted pursuant to the terms of Section 4.5(b) hereof.  Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored.  Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower.  Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by any Borrower.

5.7.           O.S.H.A. and Environmental Compliance.

(a)           Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds, Real Property or Equipment under any such laws, rules or regulations.

(b)           Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)           (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

5.8.           Solvency; No Litigation, Violation, Indebtedness or Default.

(a)           After giving effect to the transactions contemplated hereby, Borrowers will be able to pay their debts as they mature, will have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b)           Except as disclosed in Schedule 5.8(b), no Borrower or Guarantor has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, Guarantor or the Collateral (ii) any liabilities or indebtedness for borrowed money other than the Obligations; and (iii) any Liens on any of its assets or properties other than Permitted Encumbrances.

(c)           No Borrower or Guarantor is in violation of any applicable, law, rule, statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on such Borrower, any Guarantor or the Collateral, nor is any Borrower or any Guarantor in violation of any order of any court, arbitration board, tribunal or other Governmental Body.

(d)           No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto.  Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii)  no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.9.           Patents, Trademarks, Copyrights and Licenses.  All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and  licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto.  Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.  With respect to all software used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

5.10.           Licenses and Permits.  Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

5.11.           Default of Indebtedness.  No Borrower or Guarantor is in default in the payment of the principal of or interest on any material Indebtedness (including, without limitation, any Indebtedness under the Subordinated Note Documentation) or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12.           No Default.  No Borrower or Guarantor is in default in the payment or performance of any of its contractual obligations under any material contract of any such Person and no Default has occurred.  Each Borrower has heretofore delivered to the Administrative Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject.

5.13.           No Burdensome Restrictions.  No Borrower or Guarantor is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower.  No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14.           No Labor Disputes.  No Borrower or Guarantor is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15.           Margin Regulations.  No Borrower or Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16.           Investment Company Act.  No Borrower or Guarantor is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17.           Disclosure.  No representation or warranty made by any Borrower or Guarantor in this Agreement or the Subordinated Note Documentation or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Administrative Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on any Borrower or Guarantor.

5.18.           Delivery of Subordinated Note Documentation.  Administrative Agent has received complete copies of the Subordinated Note Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Administrative Agent.

5.19.           Swaps.  No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20.           Conflicting Agreements.  No provision of any mortgage, note, indenture, loan agreement, judgment, decree or order or of any other material contract binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21.           Application of Certain Laws and Regulations.  No Borrower nor any Affiliate of any Borrower, is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22.           Business and Property of Borrowers.  Upon and after the Closing Date, Borrowers do not propose to engage in any business other than specialty staffing, consulting and financial outsourcing services and activities necessary to conduct the foregoing.  On the Closing Date, each Borrower will own or have the right to use all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.23.           Section 20 Subsidiaries.  Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.24.           Anti-Terrorism Laws.

(a)           General.  Neither any Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction  that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224.  Neither any Borrower nor any Affiliate of any Borrower or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)           a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or  controlled  by, or acting for or on behalf  of,  any  Person  that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)           a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)           a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)           a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither any Borrower nor to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property  blocked  pursuant to the Executive Order No. 13224.

5.25.           Receivables.  As to each existing Receivable:  (i) at the time of its creation, such Receivable was a valid, bona find account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; (ii) except to the extent of Receivables not exceeding $100,000 outstanding at any time in the aggregate (which $100,000 amount shall be deducted by Administrative Agent as a reserve from the Borrowing Base), to the best of each of their knowledge, there are not setoffs, offsets or counterclaims, genuine or otherwise, against such Receivables; (iii) such Receivable does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; (iv) no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); (v) the Borrower that holds such Receivable is the lawful owner of the Receivable and has the right to assign the same to Administrative Agent, for the benefit of Lenders; (vi) such Receivable is free of all security interests, liens and encumbrances other than those in favor of Administrative Agent, on behalf of Lenders and, in the case of Purchased Accounts and Service Fee Accounts, in favor of the Borrower which purchased or generated same; and (vii) such Receivable is due and payable in accordance with its terms.

5.26.           Trading with the Enemy.  No Borrower has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.27.           Bank Accounts.  Schedule 5.27 sets forth the account numbers, bank names and locations of each Borrower and Guarantor and sets forth whether such account is subject to a blocked account agreement in favor of Administrative Agent.

VI.           AFFIRMATIVE COVENANTS.

Each Borrower and each Guarantor shall, until payment in full of the Obligations and termination of this Agreement:

6.1.           Payment of Fees.  Pay to Administrative Agent on demand all usual and customary fees and expenses which Administrative Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h).  Administrative Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2.           Conduct of Business and Maintenance of Existence and Assets.  (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws, rules and regulations governing the conduct of its business where the failure to do so (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect on such

Borrower; provided, however, any Subsidiary of any Borrower that has transferred all of its assets to any Borrower in compliance with Section 7.1 may subsequently wind-up and dissolve in accordance with all Applicable Laws; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect on such Borrower.

6.3.           Violations.  Promptly notify Administrative Agent in writing of any violation of any law, statute, rule, regulation, or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect on any Borrower.

6.4.           Government Receivables.  Take all steps necessary to protect Administrative Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Administrative Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5.           Net Worth.  Maintain at all times a Net Worth in an amount not less than  $20,000,000; provided, that, commencing on January 1, 2010, and on each anniversary thereof, such amount shall be increased to (x) the minimum Net Worth amount required for the immediately preceding fiscal year plus (y) 50% of the positive net income of Borrowers on a combined basis for such prior fiscal year.

6.6.           Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio at each fiscal quarter end of not less than 1.05:1.00, for the four fiscal quarters then ended.

6.7.           Execution of Supplemental Instruments.  Execute and deliver to Administrative Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Administrative Agent may request, in order that the full intent of this Agreement may be carried into effect.

6.8.           Payment of Indebtedness.  Pay, discharge or otherwise satisfy and perform at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal and prudent payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Administrative Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.9.           Standards of Financial Statements.  Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.10.           Bank Accounts.  Borrowing Agent will give Administrative Agent prompt notice of any new bank accounts any Borrower intends to establish prior to its opening same (and may open same only as provided in Section 4.15(h)).

6.11.           Account Agreements.  Borrowing Agent will deliver to Administrative Agent a copy of each Account Agreement, or amendment to any Account Agreement, entered into after the Closing Date, each certified as being a complete, accurate and correct copy thereof by a Responsible Officer of Borrowing Agent, together with, in the case of any Account Agreement entered into after the Closing Date, copies of lien search results indicating the applicable Borrower as having a first priority perfected ownership interest in each applicable Account, subject to no Liens except those in favor of Administrative Agent on behalf of Lenders. No Borrower shall waive any material rights under any Account Agreement or settle or compromise any claim under any Account Agreement, in any case, which would affect title of such Borrower to any Account or materially increase the obligations of such Borrower to the applicable Account Seller without, in each case, the prior written consent of Administrative Agent.

VII.           NEGATIVE COVENANTS.

No Borrower nor Guarantor shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1.           Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Stock of any Person (or of any Subsidiary, division or operating unit of any Person) or permit any other Person to consolidate with or merge with it; except that, upon at least five (5) Business Days’ prior written notice to Administrative Agent, any Borrower may merge into or transfer all or substantially all of its assets to any other Borrower in compliance with all Applicable Laws and provided that (i) no Default or Event of Default is in existence immediately prior to any such merger or transfer or would exist after giving effect thereto, and (ii) Borrowing Agent, Borrowers and Guarantors shall promptly execute and deliver to Administrative Agent all agreements and other documents relating to any such merger or transfer as reasonably requested by Administrative Agent.

(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of obsolete or worn-out Equipment in the Ordinary Course of Business and not in excess of $200,000 in the aggregate in any calendar year, or (ii) the transfer of assets by a Borrower to another Borrower made in compliance with Section 7.1(a) above.

(c)           Notwithstanding anything contained in Section 7.1(a) to the contrary, but subject to the other provisions hereof and the requirements contained in the definition of Permitted Acquisition, Borrowers and their Subsidiaries may, from time to time, effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition:

(i)           (A)  no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto and all representations and warranties contained herein and in the Other Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto);

(B)           Borrowing Agent shall have given Administrative Agent at least 30 days’ prior written notice of any such Permitted Acquisition (each such notice, a “Permitted Acquisition Notice”), which notice shall (x) contain the estimated date such Permitted Acquisition is scheduled to be consummated, (y) attach a true and correct copy of the most recent draft purchase agreement, letter of intent, description of material terms or similar agreement pursuant to which such Permitted Acquisition is to occur, and (z) contain the estimated aggregate purchase price of such Permitted Acquisition (and the form of purchase price) and the amount of related fees, costs and expenses;

(C)           Borrowers shall have delivered to Administrative Agent (x) as soon as available but not more than three (3) Business Days after the execution thereof a copy of the executed purchase agreement, (y) as soon as available but not more than 10 days after execution of such purchase agreement, all related agreements, schedules and exhibits with respect to such Permitted Acquisition and (z) such other information related to the Person or business, division or product line being acquired and the Permitted Acquisition as Administrative Agent shall reasonably request;

(D)           the character of the business or the business of the Person, division or product line being acquired in the respective Permitted Acquisition is not materially different from the character of the business conducted by Borrowers and their Subsidiaries on the Closing Date;

(E)           during the period beginning 20 Business Days prior to any such acquisition and ending 10 Business Days after giving effect to each such Permitted Acquisition (including, without limitation, after taking into account all consideration, fees, costs and expenses incurred in connection therewith), Undrawn Availability shall be not less than $10,000,000, and no later than two (2) Business Days prior to the closing of each Permitted Acquisition, Borrower shall have delivered to Administrative Agent a certificate to such effect which shall include all relevant calculations and an updated Borrowing Base Certificate;

(F)           the aggregate consideration for all Permitted Acquisitions shall not exceed $5,000,000 in any calendar year or $15,000,000 during the Term, all of which consideration shall be in the form of cash and/or Seller Notes;

(G)           each such Permitted Acquisition shall be consummated within 90 days after the delivery to Administrative Agent of the Permitted Acquisition Notice;

(H)           prior to the closing of any such Permitted Acquisition, Administrative Agent shall have received evidence to its reasonable satisfaction, including without limitation, in the form of a revised business plan containing projections, that each such Permitted Acquisition shall be immediately accretive to earnings after giving effect to synergies and cost savings in accordance with GAAP; and

(I)           no such Permitted Acquisition is accomplished by means of a hostile takeover.

(ii)  At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, not less than 100% of the Stock of such Subsidiary shall be directly owned by a Borrower or Guarantor and all of such Stock owned by such Borrower or Guarantor shall be pledged for the benefit of the Lenders pursuant to a Pledge Agreement or pursuant to a similar agreement in form and substance satisfactory to Administrative Agent.

(iii)  On or prior to the date of each Permitted Acquisition, Borrowers shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, the Permitted Acquisition either, as determined by Administrative Agent, to become a Borrower pursuant to this Agreement or to execute and deliver, on or prior to the date of each Permitted Acquisition, a guaranty substantially similar to the Guaranties in existence on the Closing Date in form and substance satisfactory to Administrative Agent.

(iv)  A Borrower shall, on the date of a Permitted Acquisition, grant or cause its Subsidiary (in the case of Permitted Acquisitions accomplished through a Subsidiary of a Borrower) to grant to Administrative Agent, for the benefit of the Lenders, a first priority perfected security interest, free and clear of all Liens (other than Permitted Encumbrances), in all property of such Borrower or such Subsidiary (whether real, personal or otherwise), acquired in connection with such Permitted Acquisition and, in each case, such Borrower or Subsidiary, as the case may be, shall take, or cause such Subsidiary to take, as the case may be, all actions requested by Administrative Agent (including, without limitation, the obtaining of UCC-1’s, the filing of UCC-1’s, mortgages and the obtaining of mortgage policies, title surveys and real estate appraisals) in connection with the granting of such security interests.  At the time of the execution and delivery of such security documents, Borrowers shall cause to be delivered to Administrative Agent such opinions of counsel, mortgage policies, environmental appraisals, surveys and other related documents as may be requested by Administrative Agent to assure that this Section 7.1(c) has been complied with.

(v)  Each Borrower or Subsidiary, as the case may be, to effect a Permitted Acquisition shall comply with all Applicable Laws and the terms of this Agreement and all other agreements (including the Subordinated Notes) to which Holdings or any of its Subsidiaries is a party or by which any of them is bound.

(d)           Change its jurisdiction or effect any merger or other business combination for the purpose of reincorporating in another state.

7.2.           Creation of Liens.  Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3.           Guarantees.  Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) guarantees of operating leases of existing and new offices entered into by any Borrower or Guarantor in the Ordinary Course of Business up to an aggregate amount not to exceed $5,000,000 at any time outstanding, and (b) the endorsement of checks in the Ordinary Course of Business.

7.4.           Investments.  Subject to the last sentence of this Section 7.4, purchase or acquire obligations or Stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, and (e) pursuant to a Permitted Acquisition made in compliance with Section 7.1(c) hereof, and Notwithstanding the foregoing, any Borrower may purchase shares of the common stock of Holdings in one or more transactions made at or near the market price for such shares for a purchase price not to exceed $4,000,000 in the aggregate during the Term, provided that, immediately before and after giving effect thereto, no Default or Event of Default shall exist hereunder.

7.5.           Loans.  Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except (a)(i) intercompany Indebtedness of any Borrower owed to any other Borrower, and (ii) provided that no Default or Event of Default shall have occurred and be continuing at the time of the incurrence thereof, or would result therefrom, Indebtedness incurred by Holdings or COI made by any Borrower (or made by COI to Holdings), (A) provided there are no available options to pay in kind, to permit COI or Holdings to make regularly scheduled interest payments in cash then due under and pursuant to the Subordinated Notes as in effect in the date hereof, respectively; provided that during the period beginning 20 Business Days prior to any such payment and ending 10 Business Days after giving effect to any such payment, the Borrowers shall have Undrawn Availability of not less than $7,500,000, (B) to permit Holdings or COI to pay Corporate Overhead; provided that, in each case under clauses (i) and (ii) of this subsection 7.5(a), such Indebtedness must be unsecured and subordinated in right of payment to the Obligations in a manner and upon terms acceptable to Administrative Agent (and by its execution and delivery hereof, each Borrower agrees that all such Indebtedness shall be so unsecured and subordinate) and shall not be evidenced by any note or other instrument unless the same is pledged to Administrative Agent (collectively, the “Intercompany Note”); (b) advances in an aggregate amount not to exceed $200,000 at any time, made in the Ordinary Course of Business consistent with current practices at the Closing Date by THISCI to independent supplemental staffing firms to induce such firms to enter into Account Agreements; provided, that such advances are secured by a first priority perfected security interest in the Receivables under such Account Agreements in favor of THISCI, subject to no Liens other than Permitted Encumbrances, and (c) in addition to advances made pursuant to clause (b) above, advances not to exceed $500,000 outstanding at any time in the aggregate made by Borrowers in the Ordinary Course of Business consistent with current practices at the Closing Date to Persons engaged in the business of providing temporary employment personnel to clients to induce such Persons to enter into, or remain party to, Account Agreements or Licensing Agreements.

7.6.           Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Borrowers in excess of $6,000,000.

7.7.           Dividends and Distributions .  Declare, pay or make any dividend or distribution on any shares of common stock or preferred stock or membership interests (other than dividends or distributions payable in its stock or membership interests, or split-ups or reclassifications of its stock or membership interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or membership interests, or of any options to purchase or acquire any such shares of common or preferred stock or membership interests of any Borrower.

7.8.           Indebtedness.

(a)           Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt incurred in the Ordinary Course of Business to non-Affiliates) except in respect of (a) Indebtedness to Lenders arising under this Agreement or any Other Document; (b) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; (c) Indebtedness set forth on Schedule 7.8 hereto; (d) intercompany Indebtedness among Borrowers, Holdings and COI solely to the extent permitted pursuant to Section 7.5(a) hereof; (e) guarantees permitted under Section 7.3; (f) Indebtedness not exceeding $1,849,000, as of September 27, 2009, in aggregate principal amount outstanding at any time under the Subordinated Note Documentation or such lesser principal amount as shall be outstanding from time to time and as reduced by repayments of principal to the extent permitted hereunder; and (g) Indebtedness incurred by any Borrower under Seller Notes entered into in connection with any Permitted Acquisition permitted under Section 7.1(c) above.

7.9.           Nature of Business.  Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10.           Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except intercompany loans permitted by Sections 7.5 and 7.8 and transactions fully disclosed to Administrative Agent by prior written notice, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.

7.11.           Leases.  Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $5,000,000 in any one fiscal year in the aggregate for Borrowers.

7.12.           Subsidiaries.

(a)           Except in connection with any Permitted Acquisition made in compliance with Section 7.1(c) hereof, form any Subsidiary except a Borrower may establish a newly formed Subsidiary provided that each of the following conditions are fully satisfied in form and substance satisfactory to Administrative Agent:  (i) no Default or Event of Default is in existence immediately prior to the formation of such Subsidiary or would exist after giving effect thereto, (ii) prior to or simultaneously with such formation, such Subsidiary expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any Other Documents as Administrative Agent shall request, (iii) Administrative Agent shall have received not less than five (5) Business Days’ prior written notice of such formation, which notice shall describe the purpose and proposed business of such Subsidiary, (iv) prior to or simultaneously with such formation, not less than one hundred percent (100%) of the Stock of such Subsidiary shall be pledged for the benefit of the Lenders pursuant to a Pledge Agreement or similar agreement in form and substance satisfactory to Administrative Agent, (v) prior to such formation, Agent shall have received all agreements and other documentation, including, without limitation, legal opinions, UCC-1 financing statements and executed Notes, that it may require to establish compliance with each of the foregoing conditions; provided further however, CTS may form a limited liability company (the “CTS Subsidiary”) in a joint venture with Technical Design Inc., or another Person reasonably acceptable to Administrative Agent, for the purpose of bidding on and obtaining a sole source award to provide technical services to Los Alamos National Laboratory and Lawrence Livermore Laboratory; provided that CTS shall have a minority interest in the CTS Subsidiary but with full managerial control of Subsidiary’s operations, including its Receivables, and Administrative Agent shall have received a full background check on Technical Design Inc. and its principals satisfactory to Administrative Agent in all respects; provided further that the Administrative Agent shall have received a joinder with respect to the CTS Subsidiary providing for, among other things, a pledge of all of CTS Subsidiary’s membership interests, the grant of a first priority perfected lien on CTS Subsidiary’s assets, including all deposit accounts and the procurement of all consents in connection with such grant, a review of CTS Subsidiary’s Receivables, for inclusion as Eligible Receivables, which shall be satisfactory to Administrative Agent in all respects, and delivery of the organizational documents of Subsidiary in form and substance satisfactory to Administrative Agent in all respects.

(b)           Enter into any partnership, joint venture or similar arrangement.

7.13.           Fiscal Year and Accounting Changes.  Change its fiscal year from the last Sunday of December or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14.           Pledge of Credit.  Now or hereafter pledge Administrative Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business as conducted on the date of this Agreement.

7.15.           Amendment of Articles of Incorporation, By-Laws.  Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

7.16.           Compliance with ERISA.  (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction,” as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency,” as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Administrative Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17.           Prepayment of Indebtedness.  Except as permitted pursuant to Section 7.22 hereof, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower or Guarantor.

7.18.           Anti-Terrorism Laws.  No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:

(a)           Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b)           Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c)           Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law.  Borrower shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower’s compliance with this Section.

7.19.           Membership/Partnership Interests.   Elect to treat or permit any of its Subsidiaries to (x) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of Uniform Commercial Code or (y) certificate its limited liability company membership interests or partnership interests, as the case may be.

7.20.           Trading with the Enemy Act.   Engage in any business or activity in violation of the Trading with the Enemy Act.

7.21.           Derivative Transactions.  Engage, or permit any of its Subsidiaries to engage, in any derivative transactions.

7.22.           Subordinated Notes.  At any time, directly or indirectly, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Notes; provided that, notwithstanding the foregoing, if there are no available options to pay in kind, COI and Holdings may make regularly scheduled principal and interest payments in cash then due under and pursuant to the Subordinated Notes as in effect on the date hereof, respectively; provided that (i) no Default or Event of Default shall have occurred and be continuing immediately before any such payment or after giving effect to any such payment, and (ii) during the period beginning twenty (20) Business Days prior to any such payment and ending ten (10) Business Days after giving effect to such payment, Borrowers shall have an average Undrawn Availability throughout such period of not less than $7,500,000.

7.23.           Other Agreements.  Enter into any (a) material amendment, waiver or modification of any of the Subordinated Note Documentation or any related agreements or (b) amendment, waiver or modification of any of the Subordinated Note Documentation or any related agreements or any other material agreement if it would conflict with or violate any provision hereof or in any Other Document.

7.24.           Financing Statements; Amendments; Termination Statements.   File any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to each Borrower’s rights under Section 9-509(d)(2) of the Uniform Commercial Code.

VIII.           CONDITIONS PRECEDENT.

8.1.           Conditions to Initial Advances.  The agreement of Lenders on the Original Closing Date, pursuant to the Existing Agreement, to make the initial Advances requested to be made on the Original Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)           Note.  Administrative Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(b)           Filings, Registrations and Recordings.  Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, any related agreement required under law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create, in favor of Administrative Agent, a perfected security interest in and Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required  or requested, and Administrative Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c)           Corporate Proceedings.  Administrative Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Administrative Agent, of the Board of Directors of each Guarantor and each Borrower, as the case may be, authorizing (i) the execution, delivery and performance of this Agreement, the Notes and any related agreements (collectively, the “Documents”), and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower and each Guarantor as of the Original Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d)           Incumbency Certificates of Borrowers.  Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower and each Guarantor, dated the Original Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(e)           Certificates.  Administrative Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and each Guarantor and all agreements of each Borrower’s and each Guarantor’s shareholders certified as accurate and complete by the Secretary of each Borrower and each Guarantor;

(f)           Good Standing Certificates.  Administrative Agent shall have received good standing certificates for each Borrower and each Guarantor, dated not more than fifteen days prior to the Original Closing Date, issued by the Secretary of State or other appropriate official of each Borrower’s and each Guarantor’s jurisdiction of incorporation and each jurisdiction where such Borrower or Guarantor conducts business in a state from which Borrowers derive an aggregate of $4,000,000 in revenue annually;

(g)           Legal Opinion.  Administrative Agent shall have received the executed legal opinion of DKW Law Group®, PC in form and substance satisfactory to Administrative Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Administrative Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Administrative Agent and Lenders;

(h)           No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Holdings or any Borrower or any Guarantor or against the officers or directors of any Borrower or any Guarantor (A) in connection with this Agreement, the Other Documents, the Senior Note Documentation or the Subordinated Note Documentation or any of the transactions contemplated thereby and which, in the reasonable opinion of Administrative Agent, is deemed material or (B) which could, in the reasonable opinion of Administrative Agent, have a Material Adverse Effect on Borrowers or any Guarantor; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or any Guarantor or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any Governmental Body;

(i)           Financial Condition Certificates.  Administrative Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);

(j)           Collateral Examination.  Administrative Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Leasehold Interest and Equipment of each Borrower and all books and records in connection therewith;

(k)           Fees.  Administrative Agent shall have received all fees payable to Administrative Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

(l)           Pro Forma Financial Statements.  Administrative Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

(m)           Other Loan Documents.  Administrative Agent shall have received final executed copies of the Subordinated Note Documentation, and all related agreements, documents and instruments as in effect on the Original Closing Date all of which shall be satisfactory in form and substance to Administrative Agent;

(n)           Insurance.  Administrative Agent shall have received in form and substance satisfactory to Administrative Agent, the insurance documentation referred to in Section 4.11(e)(i) and (ii) hereof, together with loss payable endorsements on Administrative Agent’s standard form of loss payee endorsement naming Administrative Agent as loss payee, and certified copies of Borrowers’ liability insurance policies, together with endorsements naming Administrative Agent as a co-insured;

(o)           Payment Instructions.  Administrative Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(p)           Blocked Accounts.  Administrative Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Administrative Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

(q)           Consents.  Administrative Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Administrative Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Administrative Agent and its counsel shall deem necessary;

(r)           No Adverse Material Change.  (i) Since December 29, 2002, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower or any Guarantor and (ii) no representations made or information supplied to Administrative Agent or any Lender shall have been proven to be inaccurate or misleading in any material respect;

(s)           Leasehold Agreements.  Administrative Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Administrative Agent with respect to the premises leased by Borrowers located at 20 Crossways Park Drive N and 415

Crossway Park Drive, Woodbury, New York 11797 and any other premises at which any books or records relating to Receivables are located;

(t)           Pledge Agreements.  Administrative Agent shall have received the executed Pledge Agreements in form and substance satisfactory to Administrative Agent;

(u)           Guarantees and Other Documents.  Administrative Agent shall have received (i) the executed Guarantee, (ii) the executed Guarantor Security Agreement, and (iii) the executed Other Documents, all in form and substance satisfactory to Administrative Agent;

(v)           Contract Review.  Administrative Agent shall have reviewed all material contracts and other agreements to which any Borrower or Guarantor is a party or is bound or which effects the business of any Borrower or Guarantor or the Collateral including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and all such contracts and agreements shall be satisfactory in all respects to Administrative Agent;

(w)           Closing Certificate.  Administrative Agent shall have received a closing certificate signed by the Chief Financial Officer or Senior Vice President – Finance of each Borrower and each Guarantor dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers and each Guarantor are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) on such date no Default or Event of Default has occurred or is continuing, and (iv) the Net Worth of Holdings on a consolidated basis is not less than the amount set forth in Section 8.1(z);

(x)           Borrowing Base.  Administrative Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Original Closing Date;

(y)           Undrawn Availability.  After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $15,000,000 as evidenced by a Borrowing Base Certificate delivered to Administrative Agent;

(z)           [Intentionally Omitted];

(aa)           Compliance with Laws.  Administrative Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent  federal, state, local or territorial regulations, including, but not limited to those with respect to EPA, OSHA and ERISA;

(bb)           Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and its counsel.

8.2.           Conditions to Each Advance.  The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction, or waiver by Lenders, of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Borrower or any Guarantor in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b)           No Default.  No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)           Maximum Advances.  In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

8.3.           Conditions to Agreement.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions on the Closing Date:

(a)           Notes.  Administrative Agent shall have received amended and restated Notes duly executed and delivered by an authorized officer of each Borrower;

(b)           Corporate Proceedings.  Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to Administrative Agent, of the Board of Directors of Guarantor and each Borrower, as the case may be, authorizing the execution, delivery and performance of the Documents, certified by the Secretary or an Assistant Secretary of each Borrower and Guarantor as of the Closing Date, and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(c)           Certificates.  Administrative Agent shall have received a copy of the Articles, Certificate of Incorporation or Certificate of Formation, as the case may be, of each Borrower and Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation, as the case may be, together with copies of the By-Laws or Operating Agreement, as the case may be, of each Borrower and Guarantor and all agreements of each Borrower’s and Guarantor’s shareholders or members certified as accurate and complete by the Secretary of each Borrower and Guarantor;

(d)           Good Standing Certificates.  Administrative Agent shall have received good standing certificates for each Borrower and Guarantor, dated not more than fifteen days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower’s and each Guarantor’s jurisdiction of incorporation or formation, as the case may be, and each jurisdiction where such Borrower or Guarantor conducts business in a state from which Borrowers derive an aggregate of $10,000,000 in revenue annually;

(e)           Legal Opinion.  Administrative Agent shall have received the executed legal opinion of (i) Keevican Weiss Bauerle & Hirsch LLC, (ii) Neil Myerson LLP, as counsel to PrO Unlimited Global, Ltd (UK), (iii) Deacons, as counsel to PrO Unlimited Global (HK) Limited, and (iv) Yuasa & Hara, as counsel to PrO Unlimited Global Japan, LTD, a/k/a PrO Unlimited Global Japan, YK, each in form and substance satisfactory to Administrative Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Administrative Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Administrative Agent and Lenders;

(f)           No Litigation.  No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Holdings or any Borrower or Guarantor or against the officers or directors of any Borrower or Guarantor (A) in connection with this Agreement, the Other Documents or the Subordinated Note Documentation or any of the transactions contemplated thereby and which, in the reasonable opinion of Administrative Agent, is deemed material or (B) which could, in the reasonable opinion of Administrative Agent, have a Material Adverse Effect on Borrowers or Guarantor;

(g)           Fees.  Administrative Agent shall have received all fees payable to Administrative Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

(h)           No Adverse Material Change.  (i) Since June 28, 2009, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower or Guarantor and (ii) no representations made or information supplied to Administrative Agent or any Lender shall have been proven to be inaccurate or misleading in any material respect;

(i)           Closing Certificate.  Administrative Agent shall have received a closing certificate signed by the Chief Financial Officer or Senior Vice President – Finance of each Borrower and Guarantor dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers and Guarantor are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) on such date no Default or Event of Default has occurred or is continuing;

(j)           Schedules.  Borrowers shall have delivered to Administrative Agent updates to schedules referenced herein, accurate as of the Closing Date.

(k)           Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and its counsel.

IX.           INFORMATION AS TO BORROWERS.

Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1.           Disclosure of Material Matters.  Immediately upon learning thereof, report to Administrative Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2.           Schedules.  Deliver to Administrative Agent (a) on or before the fifteenth (15th) day of each month as and for the prior month (i) accounts receivable agings inclusive of reconciliations to the general ledger, (ii) accounts payable schedules inclusive of reconciliations to open invoices, and (iii) a lease report setting forth all real property leases to which any Borrower is a party which specifically identifies each new lease entered into during such month and (b) on or before the third (3rd) day of each Week as and for the prior Week, a Borrowing Base Certificate satisfactory to the Administrative Agent (which shall be calculated as of the last day of the prior Week and which shall not be binding upon Administrative Agent or restrictive of Administrative Agent’s rights under this Agreement).  In addition, each Borrower will deliver to Administrative Agent at such intervals as Administrative Agent may require:  (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Administrative Agent may require including, without limitation, trial balances and test verifications.  Administrative Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Administrative Agent and executed by each Borrower and delivered to Administrative Agent from time to time solely for Administrative Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Administrative Agent shall not affect, terminate, modify or otherwise limit Administrative Agent’s Lien with respect to the Collateral.

9.3.           Environmental Reports.  Furnish Administrative Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws relating to environmental protection and control and occupational safety and health.  To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

9.4.           Litigation.  Promptly notify Administrative Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower or any Guarantor, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects any of the Collateral or which could reasonably be expected to have a Material Adverse Effect on any Borrower or Guarantor.

9.5.           Material Occurrences.  Promptly notify Administrative Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Subordinated Note Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Note Documentation; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Administrative Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower or Guarantor as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower or Guarantor to a tax imposed by Section 4971 of the Code; (f) each and every default by any Borrower or Guarantor which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Guarantor or any Borrower which could reasonably be expected to have a Material Adverse Effect on any Guarantor or any Borrower; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6.           Government Receivables.  Notify Administrative Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7.           Annual Financial Statements.  Furnish Administrative Agent within ninety (90) days after the end of each fiscal year of Holdings (or in the event Holdings shall have filed with the SEC a Form 12b-25 with respect to its Annual Report in Form 10-K for such fiscal year, 15 days thereafter), and in any event, not later than the date that Holdings files its Annual Report on form 10-K, financial statements of Holdings on a consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Administrative Agent (the “Accountants”).  The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.  In addition, the reports shall be accompanied by a certificate of each Borrower’s Chief Financial Officer or Senior Vice President – Finance which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

9.8.           Quarterly Financial Statements.  Furnish Administrative Agent within forty-five (45) days after the end of each fiscal quarter but, in any event, not later than one (1) day after Holdings files its Quarterly Report on Form 10-Q, an unaudited balance sheet of Holdings and its Subsidiaries on a consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Holdings on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Borrowers.  The reports shall be accompanied by a certificate signed by the Chief Financial Officer or Senior Vice President-Finance of Holdings and each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

9.9.           Monthly Financial Statements.  Furnish Administrative Agent within forty-five (45) days after the end of each month, an unaudited balance sheet of Holdings and its Subsidiaries on a consolidated and consolidating basis and unaudited statements of income of Holdings on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers.  The reports shall be accompanied by a certificate of Holdings and each Borrower’s Chief Financial Officer or Senior Vice President-Finance, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

9.10.           Other Reports.  Furnish Administrative Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Holdings shall send to its stockholders, (ii) copies of all notices, reports, financial statements and other materials sent pursuant to the Subordinated Note Documentation, simultaneously with the sending of such.

9.11.           Additional Information.  Furnish Administrative Agent with such additional information as Administrative Agent shall reasonably request in order to enable Administrative Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrowers and Guarantors including, without limitation and without the necessity of any request by Administrative Agent, (a) copies of all environmental audits and reviews, (b) at least three (3) Business Days prior thereto (and subject to Section 4.5), notice of any Borrower’s or any Guarantor’s opening of any new office or place of business or any Borrower’s or any Guarantor’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s or any Guarantor’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12.           Projected Operating Budget.  Furnish Administrative Agent, no later than thirty (30) days after the beginning of Holdings and each Borrower’s fiscal years commencing with fiscal year 2004, a quarter by quarter projected operating budget and cash flow of Holdings and its Subsidiaries on a consolidated and consolidating basis for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Holdings and each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13.           Variances From Operating Budget.  Furnish Administrative Agent, concurrently with the delivery of the financial statements referred to in Section 9.7, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14.           Notice of Suits, Adverse Events.  Furnish Administrative Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower or any Guarantor by any Governmental Body or any other Person that is material to the operation of any Borrower’s or any Guarantor’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15.           ERISA Notices and Requests.  Furnish Administrative Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a

Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16.           Additional Documents.  Execute and deliver to Administrative Agent, upon request, such documents and agreements as Administrative Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement, including, without limitation, such as may be necessary or desirable to confirm or perfect the Administrative Agent’s and  the Lenders’ interest in and Liens on the Collateral.

9.17.           Rollforward Reports and Listings and Agings.  Within fifteen (15) Business Days after the last day of each month and from time to time upon the request of Administrative Agent, Borrowing Agent will deliver  to Administrative Agent:  (i) an aged trial balance of all then existing Receivables of each Borrower; (ii) a detailed listing of all accruals, and an aged trial balance of accounts payable; and (iii) a Rollforward Report as at the last day of such period.  All such reports shall be in form and substance reasonably satisfactory to Administrative Agent.

X.           EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1.           failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2.           any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3.           failure by any Borrower to (i) furnish financial information when due under this Agreement which is unremedied for a period of five (5) days, (ii) furnish any other financial information when requested hereunder by Administrative Agent which is unremedied for a period of ten (10) days, or (iii) permit the inspection of its books or records;

10.4.           issuance of a notice of Lien, levy, assessment, injunction or attachment against any Borrower’s Receivables or against a material portion of any Borrower’s or any Guarantor’s other property which is not fully stayed or lifted within thirty (30) days;

10.5.           except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Borrower or any Guarantor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower or any Guarantor, on the one hand, and Administrative Agent or any Lender, on the other hand, except for a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is cured within 15 days from the occurrence of such failure or neglect;

10.6.           any judgment or judgments are rendered or judgment liens filed against any Borrower or any Guarantor for an aggregate amount in excess of $1,250,000 which within thirty (30) days of such rendering or filing is not either fully satisfied, stayed or discharged of record;

10.7.           any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

10.8.           any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9.           any Affiliate or any Subsidiary of any Borrower or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.10.           any change in any Borrower’s or any Guarantor’s results of operations or condition (financial or otherwise) or affairs which in Administrative Agent’s reasonable opinion has a Material Adverse Effect on such Borrower or such Guarantor;

10.11.           any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

10.12.           an event of default has occurred and been declared under any of the Subordinated Note Documentation, in any case, which default shall not have been cured or waived within any applicable grace period and for which the lenders thereunder are permitted to accelerate the Indebtedness thereunder;

10.13.           a default of the obligations of any Borrower or any Guarantor under any other agreement to which it is a party shall occur which materially adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

10.14.           termination or breach of any Guaranty or Guaranty Security Agreement or similar agreement executed and delivered to Administrative Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;

10.15.           any Change of Control shall occur;

10.16.           any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Administrative Agent or any Lender;

10.17.           (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, the continuation of which is material to the continuation of any Borrower’s business or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower’s business shall be revoked or terminated and not replaced by a substitute acceptable to Administrative Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Borrower;

10.18.           (a) any portion of the Collateral shall be seized or taken by a Governmental Body, or (b) any Borrower or the title and rights of any Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which, in the case of this clause (b)(i) could, in the reasonable opinion of Administrative Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents, or (ii) is not fully stayed, vacated, or discharged of record within thirty (30) days;

10.19.           an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Administrative Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Administrative Agent, would have a Material Adverse Effect on any Borrower;

10.20           any Borrower or Guarantor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

10.21           there is filed against any Borrower or Guarantor, any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within ninety (90) days; and (2) could reasonably be expected result in the confiscation or forfeiture of any material portion of the Collateral;

10.22           Holdings or COI shall engage in any business activities, other than activities solely related to ownership of the stock of COI (in the case of Holdings) and of the stock of Borrowers (in the case of COI), compliance with the Subordinated Note Documentation, Corporate Overhead activities, and activities related to compliance with laws and regulations applicable to Holdings as a publicly-owned corporation;

10.23           Undrawn Availability shall at any time be less than $7,500,000; provided that no more than once per calendar year if Undrawn Availability shall fall below the minimum amount required by clause (a) above, no Event of Default shall exist solely by virtue thereof if within seven (7) days of the date that Undrawn Availability fell below the minimum amount required by clause (a), Undrawn Availability shall increase to such minimum amount, which such increased Undrawn Availability shall be evidenced by a Borrowing Base Certificate delivered to Administrative Agent in form and substance satisfactory to Administrative Agent; or

10.24           The proceeds of any Collateral shall be deposited in any account other than a Blocked Account or a Permitted Operating Account.

XI.           LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1.           Rights and Remedies.

(a)           Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, 10.8 or 10.9 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower.

(b)           Upon the occurrence of any Event of Default, Administrative Agent shall have the right to exercise, and at the direction of the Required Lenders shall exercise, any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Administrative Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Administrative Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Administrative Agent may deem advisable and Administrative Agent may require Borrowers to make the Collateral available to Administrative Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Administrative Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Administrative Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification.  At any public sale Administrative Agent or any Lender may bid for and become the purchaser, and Administrative Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower.

(c)           In connection with the exercise of the foregoing remedies, including without limitation, the sale of Inventory, Administrative Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and permission to use all of each Borrower’s trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with (i) Inventory for the purpose of selling or otherwise disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods.  The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.  Noncash proceeds will only be applied to the Obligations as they are converted into cash.  If any deficiency shall arise, Borrowers shall remain liable to Administrative Agent and Lenders therefor.

(d)           To the extent that Applicable Law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (i) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral.  Each Borrower acknowledges that the purpose of this Section 11.1(d) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(d).  Without limitation upon the foregoing, nothing contained in this Section11.1(d) shall be construed to grant any rights to any Borrower or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(d).

11.2.           Administrative Agent’s Discretion.  Administrative Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Administrative Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Administrative Agent’s or Lenders’ rights hereunder.

11.3.           Setoff.  In addition to any other rights which Administrative Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Administrative Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Administrative Agent and such Lender to reduce the Obligations.

11.4.           Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5.           Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Administrative Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement, and the Other Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all of the Obligations consisting of accrued fees and interest;

SEVENTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit), exclusive of Hedge Liabilities that exceed the amount of any then effective reserve established by Administrative Agent with respect to such Hedge Liabilities;

EIGHTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SEVENTH” above; and

NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH” and “EIGHTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH” and “EIGHTH” above in the manner provided in this Section 11.5.

XII.           WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.           Waiver of Notice.  Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.           Delay.  No delay or omission on Administrative Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3.           Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.           EFFECTIVE DATE AND TERMINATION.

13.1.           Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Administrative Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until November 2, 2012 (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to and including the first anniversary of the Closing Date, Borrowers shall pay to Administrative Agent for the benefit of Lenders an early termination fee in an amount equal to one percent (1%) of the Maximum Revolving Advance Amount.

13.2.           Termination.  The termination of the Agreement shall not affect any Borrower’s, Administrative Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Administrative Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Administrative Agent and Lenders with an indemnification satisfactory to Administrative Agent and Lenders with respect thereto.  Accordingly, each Borrower waives any rights which it may have under Section 9-509 (d)(2) and 9-513(c) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Administrative Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid or performed in full.

XIV.           REGARDING ADMINISTRATIVE AGENT.

14.1.           Appointment.  Each Lender hereby designates PNC to act as Administrative Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Administrative Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter) charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders.  Administrative Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Administrative Agent is furnished with an indemnification reasonably satisfactory to Administrative Agent with respect thereto.

14.2.           Nature of Duties.  Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Administrative Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder.  Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower.  The duties of Administrative Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.  Documentation Agent shall have no duties, responsibilities or rights under this Agreement or any Other Document.

14.3.           Lack of Reliance on Administrative Agent and Resignation.  Independently and without reliance upon Administrative Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and Guarantor.  Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof.  Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Guarantor or Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of any Borrower, or Guarantor or the existence of any Event of Default or any Default.

Administrative Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Administrative Agent reasonably satisfactory to Borrowers.

Any such successor Administrative Agent shall succeed to the rights, powers and duties of Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent.  After any Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

14.4.           Certain Rights of Administrative Agent.  If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from the Required Lenders; and Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Administrative Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5.           Reliance.  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Administrative Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such Administrative Agents or attorneys-in-fact selected by Administrative Agent with reasonable care.

14.6.           Notice of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to Lenders.  Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7.           Indemnification.  To the extent Administrative Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Administrative Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s gross (not mere) negligence or willful misconduct as determined by a court of competent jurisdiction.

14.8.           Administrative Agent in its Individual Capacity.  With respect to the obligation of Administrative Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Administrative Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender.  Administrative Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9.           Delivery of Documents.  To the extent Administrative Agent receives a Borrowing Base Certificate under Section 9.2 and financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 from any Borrower pursuant to the terms of this Agreement, Administrative Agent will promptly furnish such documents and information to Lenders.

14.10.           Borrowers’ Undertaking to Administrative Agent.  Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Administrative Agent to pay to Administrative Agent from time to time on demand all amounts from time to time due and payable by it for the account of Administrative Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11.           No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Borrower, its Affiliates or its agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

XV.           BORROWING AGENCY.

15.1.           Borrowing Agency Provisions.

(a)           Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Administrative Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)           The handling of this credit facility as a co-borrowing facility with  Borrowing Agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request.  Neither Administrative Agent nor any Lender shall incur liability to Borrowers as a result thereof.  To induce Administrative Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Administrative Agent and each Lender and holds Administrative Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Administrative Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Administrative Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Administrative Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(c)           All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Administrative Agent or any Lender to any Borrower, failure of Administrative Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Administrative Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Administrative Agent or any Lender of any Collateral now

or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Administrative Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.  Each Borrower waives all suretyship defenses.

15.2.           Waiver of Subrogation.  Each Borrower expressly subordinates to the payment of the Obligations and waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and the indefeasible repayment in full of the Obligations.

15.3           Certain Limitations  Notwithstanding any provision herein or in any Other Document to the contrary, each Borrower’s joint and several liability for the Obligations of all other Borrowers (including without limitation under this Agreement and each of the Notes) shall be limited to an amount not to exceed as of any date of determination the greater of (a) the net amount of all Advances advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower and (b) the maximum amount which could be claimed by Administrative Agent and Lenders from such Borrower without rendering such claim voidable or avoidable under Section 548 of Title II of the United States Code or under applicable provisions of comparable state law, in each case after taking into account, among other things, any and all rights of such Borrower to subrogation, reimbursement, indemnification or contribution from each other Borrower (or any other Person) pursuant to Applicable Law or pursuant to the terms of any agreement.

XVI.           MISCELLANEOUS.

16.1.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any Federal or State court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Administrative Agent’s and/or any Lender’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Administrative Agent for the purpose of accepting service within the State of  New York.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Administrative Agent or any

Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.  Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Borrower waives the right to remove any judicial proceeding brought against Borrower in any state court to any federal court.  Any judicial proceeding by any Borrower against Administrative Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a Federal or state court located in the County of New York, State of New York.

16.2.           Entire Understanding.  (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Administrative Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Administrative Agent’s and each Lender’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)           The Required Lenders, Administrative Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Administrative Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i)           increase the Commitment Percentage or maximum dollar commitment of any Lender, or the Maximum Revolving Advance Amount;

(ii)           extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

(iii)           alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b);

(iv)           release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000;

(v)           change the rights and duties of Administrative Agent;

(vi)           permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount;

(vii)           increase the Advance Rate above the Advance Rate in effect on the Closing Date; or

(viii)           release any Borrower or Guarantor.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Administrative Agent and all future holders of the Obligations.  In the case of any waiver, Borrowers, Administrative Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

In the event that Administrative Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Administrative Agent (the “Designated Lender”), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers.  In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Administrative Agent.

Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Administrative Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”); provided, that, such outstanding Advances do not exceed the Maximum Revolving Advance Amount.  If Administrative Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Administrative Agent and/or Lenders do make Out-of-Formula Loans, neither Administrative Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a).  For purposes of this paragraph, the discretion granted to Administrative Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be “Eligible Receivables” becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral (subject to the limitations set forth in the next succeeding paragraph in the case of overadvances that are made to protect or preserve the Collateral).  In the event Administrative Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Administrative Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Administrative Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.  Notwithstanding the foregoing, after Administrative Agent has determined the existence of involuntary overadvances, Administrative Agent and/or Lenders may continue to make Revolving Advances; provided, however, that consent of the Required Lenders shall be required to continue to make Revolving Advances if the aggregate outstanding Revolving Advances (a) exceeds the Formula Amount by more than one hundred and ten percent (110%) for more than ten (10) consecutive Business Days, or (b) exceeds the Formula Amount by less than or equal to one hundred and ten percent (110%) for more than thirty (30) consecutive Business Days (inclusive of any period described in the immediately preceding clause (a), if applicable).

In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Administrative Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to the Borrowers on behalf of the Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount; and provided further, that, following any Event of Default pursuant to Section 10.23 hereof which has not been cured, the exercise of the Administrative Agent’s discretion, as permitted hereby, to make Revolving Advances to the Borrowers on behalf of the Lenders shall be limited to the period beginning on the date that the Administrative Agent has been notified of such Event of Default and ending forty-five (45) days thereafter.

Notwithstanding anything to the contrary contained herein, Lenders shall make available to Administrative Agent their pro rata share of each Out-of-Formula Loan, each Revolving Advance made after Administrative Agent has determined the existence of involuntary overadvances and each Revolving Advance made to preserve or protect Collateral and for other purposes provided pursuant to the immediately preceding paragraph, in each case in accordance with the provisions of Section 2.20(c) above.

16.3.           Successors and Assigns; Participations; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrowers, Administrative Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

(b)           Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Transferee”).  Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee.  Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances.

(c)           Any Lender may, with the consent of Administrative Agent, which shall not be unreasonably withheld or delayed, and (so long as no Default or Event of Default shall have occurred and be continuing) upon consultation with Borrowing Agent, sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each, a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Administrative Agent and delivered to Administrative Agent for recording.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrowers shall promptly execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)           Any Lender, with the consent of Administrative Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Administrative Agent as appropriate and delivered to Administrative Agent for recording.  Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose.  Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.  Each Borrower hereby consents to the addition of such Purchasing CLO.  Borrowers shall execute and deliver such further documents and do such further acts and things as may reasonably be required in order to effectuate the foregoing.

(e)           Administrative Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(f)           Each Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

16.4.           Application of Payments.  Administrative Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.  To the extent that any Borrower makes a payment or Administrative Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Administrative Agent or such Lender.

16.5.           Indemnity.  Each Borrower shall indemnify Administrative Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Administrative Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Administrative Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 16.5 by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances.  Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Administrative Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Administrative Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Administrative Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 16.5 harmless from and against all liability in connection therewith.

16.6.           Notice.  Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Administrative Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6.  Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received;

(f)           In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)           If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Administrative Agent or PNC at:

PNC Bank, National Association
340 Madison Avenue, 11th Floor
New York, New York 10173
Attention: Anne Somar
Telephone: (212) 752-6097
Facsimile: (212) 303-0060

	with copies to:	Torys LLP
237 Park Avenue
New York, New York 10017
Attention: Joseph J. Romagnoli
Telephone: (212) 880-6034
Facsimile: (212) 682-0200

- and -

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh Pennsylvania 15219
Attention: Lisa Pierce
Telephone: (412) 762-6442
Facsimile: (412) 762-8672

(B)	If to a Lender other than Administrative Agent, as specified on the signature pages hereof.

(C)	If to Borrowing Agent or any Borrower, at:

COMFORCE Corporation
415 Crossways Park Drive
Woodbury, New York 11797-9006
Attention: Robert F. Ende
Telephone: (516) 437-3300
Telecopier: (516) 396-9528

	with a copy to:	Keevican Weiss Bauerle & Hirsch LLC
Federated Investors Tower – 11th Floor
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222
Attention: James F. Bauerle
Telephone: (412) 355-2600
Telecopier: (412) 355-2609

16.7.           Survival.  The obligations of Borrowers under Sections 2.2(f), 3.6, 3.7, 3.8, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8.           Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9.           Expenses.  All costs and expenses including, without limitation, reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Administrative Agent on its behalf or on behalf of Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement, or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Administrative Agent’s security interest in or Lien on any of the Collateral or maintaining, preserving or enforcing any of Administrative Agent’s or any Lender’s rights hereunder, under all related agreements, in any case, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Administrative Agent’s or any Lender’s transactions with any Borrower or any Guarantor or any other party to any Senior Note Documentation or Subordinated Note Documentation, or (e) in connection with any advice given to Administrative Agent or any Lender with respect to its rights and obligations under this Agreement, and all related agreements, may be charged to Borrowers’ Account and shall be part of the Obligations; provided, however, that, in addition to the foregoing fees and disbursements, during the continuance of an Event of Default, Borrowers shall also be responsible for the reasonable counsel fees and costs for each individual Lender up to a maximum amount of $7,500 per annum and such amounts may be charged to Borrowers’ Account and shall be part of the Obligations.

16.10.           Injunctive Relief.  Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Administrative Agent, if Administrative Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11.           Consequential Damages.  Neither Administrative Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower or any Guarantor (or any Affiliate of any such Person) for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

16.12.           Captions.  The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13.           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

16.14.           Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15.           Confidentiality; Sharing Information.  (a) Administrative Agent, each Lender and each Transferee shall hold all non-public information obtained by Administrative Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Administrative Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Administrative Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Administrative Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law or court order, Administrative Agent, each Lender, each Transferee and each Purchasing Lender shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Administrative Agent, any Lender, or any Transferee or any Purchasing Lender, be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Administrative Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b)           Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 16.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

16.16.           Publicity.  Each Borrower and each Lender hereby authorizes Administrative Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Administrative Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Administrative Agent shall in its sole and absolute discretion deem appropriate.

16.17.           Certifications From Banks and Participants; USA PATRIOT Act.  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

16.18             This Agreement consolidates and amends and restates in its entirety, and supersedes, the Existing Agreement; except, that, notwithstanding such amendment and restatement or anything to the contrary contained in this Agreement, nothing contained in this Agreement shall be deemed to waive, release, limit, adversely affect or impair, (a) any “Obligations” arising under or in connection with (and as such quoted term is defined in) the Existing Agreement, including without limitation, any such Obligations which are not due and payable under the Existing Agreement as of the date of this Agreement, and (b) any and all costs and expenses arising under Section 16.9 of each of the Existing Agreement and any and all other contingent “Obligations” arising under, and as such quoted term is defined in, the Existing Agreement (the Obligations described in clauses (a) and (b) of this Section 16.18 being collectively referred to herein as the “Surviving Existing Obligations”), and all Surviving Existing Obligations shall be deemed and shall constitute Obligations hereunder, payable by Borrowers, jointly and severally, to Administrative Agent and Lenders in accordance with the terms and provisions hereof, or (c) the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by, respectively, the Borrowers and Guarantors to Administrative Agent under the Existing Agreement, all of which security interests, liens and other interests in the Collateral shall be deemed to have been granted to Administrative Agent for the benefit of Administrative Agent and Lenders hereunder from and after the date hereof.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Surviving Existing Obligations evidenced by or arising under the Existing Agreement, and the liens and security interests of Administrative Agent securing such Surviving Existing Obligations, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent for the benefit of Administrative Agent and Lenders under this Agreement.

[SIGNATURE PAGE FOLLOWS]

Each of the parties has signed this Agreement as of the day and year first above written.

COMFORCE OPERATING, INC.

By:
Name:
Title:

Address

UNIFORCE SERVICES, INC.

By:
Name:
Title:

Address

COMFORCE TECHNICAL, LLC
By:	COMFORCE Technical Services, Inc., Its Sole Member

By:
Name:
Title:

Address

.
COMFORCE INFORMATION TECHNOLOGIES, INC

By:
Name:
Title:

Address

PRO UNLIMITED MPS, INC.

By:
Name:
Title:

Address

COMFORCE TECHNICAL SERVICES, INC.

By:
Name:
Title:

Address

COMFORCE TELECOM, INC.

By:
Name:
Title:

Address

CLINICAL LABFORCE OF AMERICA, INC.

By:
Name:
Title:

Address

CTS OF WASHINGTON, LLC
By:	COMFORCE Technical Services, Inc., Its Sole Member

By:
Name:
Title:

Address

PRO UNLIMITED, INC.

By:
Name:
Title:

Address

TEMPORARY HELP INDUSTRY SERVICING COMPANY, INC.

By:
Name:
Title:

Address

UNIFORCE STAFFING SERVICES, INC.

By:
Name:
Title:

Address

SUMTEC CORPORATION

By:
Name:
Title:

Address

THISCO OF CANADA, INC.

By:
Name:
Title:

Address

PRO CLINICAL SUPPORT SERVICES, LLC
By:	PrO Unlimited, Inc., Its Sole Member

By:
Name:
Title:

Address

PRO UNLIMITED GLOBAL LTD.

By:
Name:
Title:

Address

PRO UNLIMITED GLOBAL JAPAN, LTD. a/k/a PRO UNLIMITED GLOBAL JAPAN, YK

By:
Name:
Title:

Address

PRO UNLIMITED GLOBAL (HK) LIMITED

By:
Name:
Title:

Address

CTS GLOBAL, INC.

By:
Name:
Title:

Address

COMFORCE CORPORATION

By:
Name:
Title:

Address

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Administrative Agent

By:
Name:
Title:

340 Madison Avenue, 11th Floor New York, New York 10173 Commitment Percentage: 52.631578947%

WEBSTER BUSINESS CREDIT CORPORATION, as Documentation Agent and Lender

By:
Name:
Title:

Address

Commitment Percentage: 21.052631579%

RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., as Lender

By:
Name:
Title:

Address

Commitment Percentage: 26.315789474%

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of COMFORCE Operating, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Uniforce Services, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Clinical Labforce of America, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of COMFORCE Information Technologies, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of COMFORCE Technical, LLC, the limited liability company described in and which executed the foregoing instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of managers of said limited liability company, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of COMFORCE Technical Services, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of COMFORCE Telecom, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of CTS of Washington, LLC, the limited liability company described in and which executed the foregoing instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such limited liability company seal; that it was so affixed by order of the board of managers of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PrO Clinical Support Services, LLC, the limited liability company described in and which executed the foregoing instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such limited liability company seal; that it was so affixed by order of the board of managers of said limited liability company, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PrO Unlimited Global, Ltd., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PrO Unlimited Global (HK) Limited, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PrO Unlimited Global Japan, Ltd. a/k/a PrO Unlimited Global Japan, YK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PrO Unlimited, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PrO Unlimited MPS, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Temporary Help Industry Servicing Company, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Uniforce Staffing Services, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Sumtec Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Thisco of Canada, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of CTS Global, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this _____ day of ______________, 2009, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of COMFORCE Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

NOTARY PUBLIC

List of Exhibits and Schedules

Exhibits
Exhibit 1.2(a)	Borrowing Base Certificate
Exhibit 1.2(b)	Rollforward Report
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.4(a)	Swing Line Note
Exhibit 5.5(b)	Financial Projections
Exhibit 7.8	Intercompany Note
Exhibit 8.1(i)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement
Schedules
Schedule 1.2(E)	Account Debtors
Schedule 1.2(P)	Permitted Encumbrances
Schedule 4.5	Equipment and Inventory Locations; Real Property
Schedule 4.15(c)	Location of Executive Offices
Schedule 4.19	Real Property
Schedule 5.1	Consents
Schedule 5.2(a)(i)	States of Incorporation
Schedule 5.2(a)(ii)	States of Qualification
Schedule 5.2(a)(iii)	Material States
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.8(b)	Litigation; Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property; Source Code Escrow Agreement
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.27	Bank Accounts
Schedule 7.3	Guarantees
Schedule 7.8	Permitted Indebtedness